Exhibit 10.7E

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMBINATION PRODUCT

DEVELOPMENT AND COMMERCIALIZATION

AGREEMENT

BETWEEN

GENENTECH, INC.

AND

TERCICA, INC.

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1.41	“First Option Notice Period”	5
1.42	“G&A Costs” or “General and Administrative Costs”	5
1.43	“GAAP”	5
1.44	“Genentech”	6
1.45	“Genentech Know-How”	6
1.46	“Genentech Manufacturing Opt-In”	6
1.47	“Genentech Opt-In”	6
1.48	“Genentech Opt-In Date”	6
1.49	“Genentech Opt-Out”	6
1.50	“Genentech Patents”	6
1.51	“GH” or “Growth Hormone”	6
1.52	“Gross Sales”	7
1.53	“HSR Act”	7
1.54	“HSR Conditions”	7
1.55	“HSR Filing”	7
1.56	“IGF-1”	7
1.57	“IGF-1 Agreements”	7
1.58	“IGF-1 Formulated Bulk”	7
1.59	“IND”	7
1.60	“Indication”	7
1.61	“Initial Development Plan”	7
1.62	“Initial Equity Investment”	8
1.63	“Initial Indications”	8
1.64	“Initial Short Stature Indication”	8
1.65	“Initial Short Stature Patient Population”	8
1.66	“Initiates Development”	8
1.67	“Interest Rate”	8
1.68	“International IGF-1 Agreement”	8
1.69	“Joint Know-How”	8
1.70	“Joint Patent”	8
1.71	“Joint Trademarks”	8
1.72	“JSC” or “Joint Steering Committee”	9
1.73	“Know-How”	9
1.74	“Lead Commercial Party”	9
1.75	“Lead Development Party”	9
1.76	“Liability”	9
1.77	“Manufacture”	9
1.78	“NDA”	9
1.79	“Net Sales”	9
1.80	“Non-Short Stature Product”	9
1.81	“Operating Profits & Losses”	9
1.82	“Opt-In Information”	10
1.83	“Opt-Out Effective Date”	10
1.84	“Opt-Out Notice”	10
1.85	“Opt-Out Response Date”	10
1.86	“Other Indication”	10

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1.87	“Other Indication NDA Submission Notice”	10
1.88	“Other Operating Income/Expense”	10
1.89	“Patent”	10
1.90	“Patent Office”	10
1.91	“Phase I Clinical Trial”	10
1.92	“Phase II Clinical Trial”	11
1.93	“Phase II/III or Phase III Clinical Trial”	11
1.94	“Pivotal Study-Enabling Phase II Clinical Trial”	11
1.95	“Pre-Mixed Formulation”	11
1.96	“Promotional Activities”	11
1.97	“Regulatory Approval”	11
1.98	“Regulatory Authority”	11
1.99	“Regulatory Authority Documentation”	12
1.100	“Sales Returns and Allowances”	12
1.101	“Second Opt-In”	12
1.102	“Second Option”	12
1.103	“Second Option Equity Investment”	12
1.104	“Second Option Event-AGHD/Other”	12
1.105	“Second Option Event-Short Stature”	12
1.106	“Second Option Notice Date-AGHD/Other”	12
1.107	“Second Option Notice Date-Short Stature”	12
1.108	“Second Option Notice Period”	12
1.109	“Short Stature Indications”	12
1.110	“Short Stature Product”	12
1.111	“Sublicensee”	12
1.112	“TerGen”	12
1.113	“Tercica Know-How”	12
1.114	“Tercica Opt-Out”	13
1.115	“Tercica Patents”	13
1.116	“Terminated Product Group”	13
1.117	“Termination Date”	13
1.118	“Territory”	13
1.119	“Third Party”	13
1.120	“Third Party Claims”	13
1.121	“Third Party Royalties”	13
1.122	“Trademark”	13
1.123	“U.S. IGF-1 Agreement”	13
1.124	“Valid Claim”	13

Article 2 Overview; Opt-Ins and Opt-Outs		13
2.1	Overview.	13
2.2	Genentech’s First Option.	14
2.3	Genentech’s Second Option.	15
2.4	Genentech’s Commercial Deciding Vote Election.	16
2.5	Reimbursement of Development Costs Prior to Genentech Opt-In.	17
2.6	Sharing of Operating Profits & Losses After Genentech Opt-In.	17

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2.7	Expiration of Genentech’s Options.	17
2.8	Genentech Opt-Out.	18
2.9	Tercica Opt-Out.	18
2.10	Opt-Out Process.	19

Article 3 Joint Management		20
3.1	Existing Joint Steering Committee.	20
3.2	Composition of the Joint Steering Committee.	21
3.3	Duration, Scope of Authority and Responsibilities of the Joint Steering Committee.	21
3.4	Meetings of the Joint Steering Committee.	21
3.5	Decisions of the Joint Steering Committee; Deciding Votes.	22
3.6	Subcommittees; Designated Representatives.	23
3.7	Financial Representatives.	24
3.8	Alliance Managers.	24

Article 4 Development		24
4.1	Development Responsibilities.	24
4.2	Preparation of Development Plans and Annual Budgets.	25
4.3	Access to Technology and Documentation.	26
4.4	Regulatory Affairs.	27
4.5	Development Costs.	28
4.6	Development Efforts.	28

Article 5 Commercialization Activities		28
5.1	Commercialization Responsibilities.	28
5.2	Preparation of Commercialization Plans and Annual Budgets.	30
5.3	Co-Promotion.	31
5.4	Commercialization Costs.	31
5.5	Commercialization Efforts.	31

Article 6 Licenses and Restrictive Covenants		31
6.1	Licenses to Tercica.	31
6.2	Licenses to Genentech.	32
6.3	Sublicenses; Exercise of Licensed Rights by Third Parties.	33
6.4	Revocation of Covenants Regarding Other Combination Products.	35
6.5	No Implied Licenses; Covenant Regarding Exercise of Rights.	35
6.6	Covenant Regarding Challenges to Licensed Patents.	35

Article 7 Payments		36

Article 8 Manufacture and Supply		36
8.1	Development and Commercial Supply.	36
8.2	Provision of Know-How; Coordination of Manufacturing and Supply.	38
8.3	Commercial Manufacturing and Supply Agreement.	39
8.4	Form of GH Supplied by Genentech.	39

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Article 9 Confidentiality and Publicity		39
9.1	Non-Use and Non-Disclosure of Confidential Information.	39
9.2	Limitation on Disclosures.	40
9.3	Other Permitted Disclosure.	40
9.4	Publications.	40
9.5	Term.	41
9.6	Termination of Mutual Confidentiality Agreements.	41
9.7	Publicity and Other Public Disclosures.	41
9.8	Use of Names.	42

Article 10 Ownership of Intellectual Property; Joint Trademarks; Patent Rights		42
10.1	Ownership of Intellectual Property.	42
10.2	Selection, Registration and Protection of Joint Trademarks.	42
10.3	Patent Filings and Prosecution.	43
10.4	Patent and Trademark Costs.	44
10.5	Patent Enforcement Rights.	44
10.6	Infringement of Third Party Rights.	46

Article 11 Representations, Warranties and Covenants		46
11.1	Representations, Warranties and Covenants of Each Party.	46
11.2	Additional Warranties by Tercica.	47
11.3	Additional Warranties by Genentech.	47
11.4	Disclaimer of Warranty of Non-Infringement.	47

Article 12 Safety Reporting; Quality Agreement		48
12.1	Safety Reporting.	48
12.2	Quality Agreements.	49

Article 13 Term and Termination		49
13.1	Term.	49
13.2	Termination for Material Breach.	49
13.3	Termination of Entire Agreement.	49
13.4	Termination Related to a Product Group.	49
13.5	Surviving Rights.	52
13.6	Accrued Rights.	52

Article 14 Product Liability, Indemnification and Insurance		53
14.1	Combination Products for Indications with Shared Operating Profits & Losses.	53
14.2	Indemnification by Genentech.	53
14.3	Indemnification by Tercica.	53
14.4	Indemnification Procedures.	53
14.5	Limitation on Damages.	55
14.6	Insurance.	55

Article 15 Dispute Resolution		55

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15.1	Disputes Generally.	55
15.2	Internal Resolution.	55
15.3	Arbitration.	56
15.4	Subject Matter Exclusions.	56
15.5	Injunctive Relief.	57

Article 16 Miscellaneous		57
16.1	Exports.	57
16.2	Section 365(n) of the Bankruptcy Code.	57
16.3	Assignment.	57
16.4	Force Majeure.	57
16.5	Independent Contractors.	58
16.6	Further Assurances.	58
16.7	Notices.	58
16.8	Waiver.	59
16.9	Severability.	59
16.10	Entire Agreement; Modifications.	59
16.11	Governing Law.	59
16.12	Captions and Construction.	59
16.13	Consultation with Counsel.	59
16.14	Counterparts; Facsimiles.	60
16.15	HSR Act.	60

Exhibits

Exhibit A	Excluded Indications

Exhibit B	Genentech Patents

Exhibit C	Initial Development Plan

Exhibit D	Financial Appendix

Exhibit E	Press Release

Exhibit F	{Intentionally Omitted}

Exhibit G	Payments, Equity Issuances and Royalties

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COMBINATION PRODUCT

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

THIS COMBINATION PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (“Agreement”), dated as of July 6, 2007 (“Execution Date”), by and between Genentech, Inc., a Delaware corporation having an office located at 1 DNA Way, South San Francisco, California 94080 (“Genentech”) and Tercica, Inc. a Delaware corporation having an office located at 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005 (“Tercica”). Genentech and Tercica are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Tercica and Genentech have entered into that certain License and Collaboration Agreement, effective as of April 15, 2002, as amended (“U.S. IGF-1 Agreement”) and that certain International License and Collaboration Agreement, effective as of July 25, 2003, as amended (“International IGF-1 Agreement”), pursuant to which Tercica licensed from Genentech certain rights to develop and commercialize IGF-1 in the United States and in all foreign countries, respectively, (such agreements, collectively, the “IGF-1 Agreements”).

B. The IGF-1 Agreements contain restrictions on each Party’s ability to develop a combination product containing both human growth hormone and IGF-1.

C. The Parties now desire to enter into this Agreement pursuant to which the Parties will collaborate in the development and commercialization of product(s) containing both human growth hormone and IGF-1.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

Article 1

Definitions

The following terms, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated:

1.1 “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party. For purposes of this definition, the term “control” (including, the correlative meanings, “controlled by” and “under common control with”) means (a) the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof (or general partnership interests) or (b) the ability to otherwise control the decisions of the board of directors or equivalent governing body thereof. In the case of

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Genentech, for purposes of this Agreement, the term “Affiliate” shall not include Roche Holding Ltd (for purposes of this definition, “Roche”) and its successors, or any entity that controls, is controlled by or is under common control with Roche, in each case, that is not controlled by Genentech.

1.2 “AGHD Indication” means the Indication in which an adult patient has growth hormone deficiency as measured by a generally accepted growth hormone stimulation test, where such adult patient either (a) has growth hormone deficiency, either alone or associated with multiple hormone deficiencies (hypopituitarism), as a result of pituitary disease, hypothalamic disease, surgery, radiation therapy or trauma; or (b) was growth hormone deficient during childhood as a result of congenital, genetic, acquired or idiopathic causes.

1.3 “Agreement” is defined in the preamble of this agreement.

1.4 “ALS” means an acid-labile subunit of the insulin-like growth factor binding protein complex that in its native form is found in human plasma, as described in U.S. Patent No. 5324820 assigned to Central Sydney Area Health Service, and mammalian equivalents of human ALS.

1.5 “Annual Budget” means, with respect to a given Development Plan or Commercialization Plan, the associated calendar year budget for such Development Plan or Commercialization Plan, which shall be prepared in accordance with Section D.3.1 of the Financial Appendix. Each Annual Budget associated with a Development Plan shall include Development Costs and associated G&A Costs. Each Annual Budget associated with a Commercialization Plan shall include all of the other categories (i.e., other than Development Costs) in the Financial Schema and associated G&A Costs.

1.6 “Best Efforts in the Commercialization of Combination Products in Short Stature Indications and the AGHD Indication” means, with respect to a given Party, that such Party’s Commercialization efforts, allocation of resources and/or funding in support of the Commercialization of any and all Combination Product(s) for any and all Short Stature Indication(s) and the AGHD Indication shall (a) be no less than the highest level applied by such Party to any of such Party’s competing products commercialized in such Short Stature Indication(s) or the AGHD Indication and (b) not place any Combination Product(s) at a significant disadvantage to any of such Party’s competing products commercialized in such Short Stature Indication(s) or the AGHD Indication.

1.7 “Booking Party” means, with respect to a given Combination Product, the Party that books sales of such Combination Product, in accordance with Section D.2.3 of the Financial Appendix.

1.8 “BP3” means native-sequence insulin-like growth factor binding protein-3, as described in WO 89/09268 published Oct. 5, 1989 as BP3, that binds IGF-1, including human BP3 and allelic variants thereof and animal equivalents thereto, for example, the bovine, ovine, porcine and equine species, and may be from any source, whether natural, synthetic or recombinant, provided that it will bind to the appropriate binding domain of IGF-1.

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1.9 “CFR” means the Code of Federal Regulations.

1.10 “Combination Product” means a pharmaceutical formulation or product for use in the Field that contains GH and IGF-1 (including, without limitation, formulations and products containing GH and (a) IGF-1 combined with BP3, (b) IGF-1 combined with ALS or (c) IGF-1 combined with BP3 and ALS) and that, in all cases (except for the purposes of the definitions of Phase I Clinical Trial and Phase II Clinical Trial), is administered either as a (i) Pre-Mixed Formulation or (ii) single injection from a pre-filled, dual-chamber container-closure system (e.g., a syringe or vial). Combination Products include Short Stature Products and Non-Short Stature Products.

1.11 “Commercial Deciding Vote Election” is defined in Section 2.4.

1.12 “Commercialization” and, with correlative meaning, “Commercialize,” “Commercializing” or the like, means all activities directed to marketing, sales and distribution of a Combination Product including, without limitation, strategic marketing (including trademarks), pre-launch and launch activities, sales effort, promotion, pricing and reimbursement and customer support.

1.13 “Commercialization Plan” means, with respect to a given Combination Product for all Indications for which a particular Party is designated as the Lead Commercial Party, a comprehensive plan for the Commercialization of such Combination Product for such Indications in the Territory. A Commercialization Plan shall define the Commercialization activities to be performed (including, without limitation, messaging, product positioning, product distribution, sales force sizing and deployment) and shall identify the respective responsibilities of the Parties, subject to the provisions of the Agreement including, without limitation, the co-promotion provisions under Section 5.3.

1.14 “Commercial Manufacturing and Supply Agreement” is defined in Section 8.3.

1.15 “Confidential Information” means all materials, Know-How or other information, including, without limitation, proprietary materials, Know-How and other information, whether or not patentable, regarding a Party’s technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by use of an appropriate stamp or legend, prior to or at the time any such material, Know-How or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, materials, Know-How or other information that is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party if (a) the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, Know-How or other information and referencing the place and date of such oral, electronic, visual or written disclosure and the names of the persons to whom such disclosure was made or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement.

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1.16 “Control” with the correlative meaning “Controlled by” means, with respect to intellectual property, possession of the right to grant a license or sublicense as provided for herein without violating (a) any law or governmental regulation applicable to such license or sublicense or (b) the terms of any agreement or other arrangement with any Third Party that exists as of the Effective Date, or if such right is acquired after the Effective Date, as of the date a Party first gained possession of such right.

1.17 “Covers” means that the Manufacture, use, sale, offer for sale or import of a specified product would infringe a Valid Claim in the referenced Patent.

1.18 “Deciding Vote” means that where expressly provided in the Agreement (including, without limitation, under Section 3.5) that a given Party has the “Deciding Vote” with respect to a particular dispute, such Party’s JSC co-chair has the right to make the final decision regarding such dispute (subject to any express limitations on such right) as provided under Section 3.5(c), and such dispute shall not be subject to dispute resolution under Article 15.

1.19 “Development” and, with correlative meaning, “Develop,” “Developing” or the like, means all activities directed to research or development of a Combination Product in connection with obtaining, maintaining and/or expanding Regulatory Approval of such Combination Product including, without limitation, (a) preclinical testing, toxicological, pharmacokinetic, metabolic or clinical aspects of such Combination Product (including any Phase IV studies); (b) process development, stability studies, formulation development, Manufacturing scale-up, production of clinical batches, validation studies, development of quality assurance/quality control testing for such Combination Product; and (c) regulatory affairs (including, without limitation, label negotiations) related to such Combination Product.

1.20 “Development Costs” is defined in Section D.1 of the Financial Appendix.

1.21 “Development Plan” means, with respect to a given Combination Product for all Indications for which a particular Party is designated as the Lead Development Party, a comprehensive plan for the Development of such Combination Product for such Indications, designed to generate the preclinical, clinical and regulatory information required for filing NDAs and obtaining Regulatory Approvals for such Combination Product for such Indications in the Territory. A Development Plan shall define the Development activities to be performed and shall identify the respective responsibilities of the Parties for such activities. Unless expressly provided in the Agreement, or otherwise agreed by the Parties, the Lead Development Party for a given Development Plan shall be responsible for performing all activities in such Development Plan.

1.22 “Diligent Efforts” means the efforts consistent with the exercise of prudent scientific and business judgment, consistent with the effort applied to other pharmaceutical products of similar potential and market size by the Party in question (or, if the Party in question has no other pharmaceutical product of similar potential and market size, by other similarly sized pharmaceutical companies that do).

1.23 “Distribution Costs” is defined in Section D.1 of the Financial Appendix.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.24 “Effective Date” is defined in Section 16.15(b).

1.25 “Execution Date” is defined in the preamble of this Agreement.

1.26 “Excluded Indications” means any human disease, disorder or condition of the central nervous system (“CNS”) including, without limitation, CNS diseases and conditions arising out of the causes set forth in Exhibit A.

1.27 “Expiration of Genentech’s Options” is defined in Section 2.7.

1.28 “FBMC” or “Fully Burdened Manufacturing Costs” is defined in Section D.1 of the Financial Appendix.

1.29 “FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

1.30 “FFDCA” means the United States Federal Food, Drug and Cosmetic Act.

1.31 “Field” means all prophylactic, diagnostic and therapeutic uses in humans for any Indication. For clarity, “Field” does not include the Excluded Indications.

1.32 “Financial Appendix” means the financial appendix set forth in Exhibit D.

1.33 “Financial Schema” is defined in Section D.1 of the Financial Appendix.

1.34 “First Commercial Sale” means, with respect to a given Combination Product, the first sale for use of such Combination Product in the Field in any country in the Territory after Regulatory Approval has been obtained.

1.35 “First Opt-In” is defined in Section 2.2(b).

1.36 “First Option” is defined in Section 2.2(b).

1.37 “First Option Event-AGHD/Other” is defined in Section 2.2(a).

1.38 “First Option Event-Short Stature” is defined in Section 2.2(a).

1.39 “First Option Notice Date-AGHD/Other” is defined in Section 2.2(a).

1.40 “First Option Notice Date-Short Stature” is defined in Section 2.2(a).

1.41 “First Option Notice Period” is defined in Section 2.2(b).

1.42 “G&A Costs” or “General and Administrative Costs” is defined in Section D.1 of the Financial Appendix.

1.43 “GAAP” is defined in Section D.1 of the Financial Appendix.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.44 “Genentech” is defined in the preamble of this Agreement.

1.45 “Genentech Know-How” means Know-How (or, with reference to tangible substances, samples of Know-How) Controlled by Genentech during the term of this Agreement (excluding Genentech’s interest in any Joint Know-How) that is necessary or used by Genentech for the Development, Manufacture or Commercialization of any Combination Product in the Field. For clarity, the term “Genentech Know-How” does not include any Know-How licensed to Genentech from Tercica under this Agreement or the IGF-1 Agreements.

1.46 “Genentech Manufacturing Opt-In” is defined in Section 8.1(d).

1.47 “Genentech Opt-In” and, with correlative meaning, “Genentech Opted-In,” “Genentech Opts-In” or the like, means the exercise by Genentech of its First Option or its Second Option.

1.48 “Genentech Opt-In Date” means the date on which Tercica received the notice that Genentech exercised its First Option or its Second Option, as the case may be.

1.49 “Genentech Opt-Out” and, with correlative meaning “Genentech Opted-Out,” “Genentech Opts-Out” or the like, is defined in Section 2.8.

1.50 “Genentech Patents” means any Patent Controlled by Genentech during the term of this Agreement (excluding Genentech’s interest in any Joint Patents) that Covers Combination Product(s) in the Field (including, without limitation, the Patents that are set forth in Exhibit B) that contain as additional component(s) only pharmaceutically acceptable carriers, excipients, stabilizers, buffers, antioxidants, osmolytes, preservatives, low-molecular-weight polypeptides, proteins, amino acids, carbohydrates, sugars, salt-forming counter-ions, bacteriostatic water for injection, sterile water and/or surfactants.

Notwithstanding the foregoing, “Genentech Patents” do not include a given Patent to the extent such Patent includes a Valid Claim that Covers:

(a)(i) GH alone, IGF-1 alone, BP3 alone or ALS alone or (ii) any combination of the compounds in clause (i), except to the extent such Valid Claim Covers a Combination Product; or

(b) any formulation or product (including, without limitation, delivery devices) other than a formulation or product administered as a liquid, by daily injection, except this clause (b) shall not apply to [ * ].

Further, for clarity, “Genentech Patents” do not include any Patents licensed to Genentech from Tercica under this Agreement or the IGF-1 Agreements.

1.51 “GH” or “Growth Hormone” means (except as otherwise expressly defined) the active pharmaceutical ingredient in Genentech’s liquid daily formulation of recombinant human growth hormone sold under the trademark “Nutropin AQ®” in the United States, unless both Parties agree, in writing, to include another human growth hormone active pharmaceutical

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ingredient in this definition of GH. The form of GH that Genentech supplies to Tercica under Section 8.1 or under the Commercial Manufacturing and Supply Agreement shall be in accordance with Section 8.4.

1.52 “Gross Sales” is defined in Section D.1 of the Financial Appendix.

1.53 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, 15 U.S.C. §18A.

1.54 “HSR Conditions” means the following conditions, collectively: (a) the waiting period under the HSR Act shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transaction contemplated by this Agreement or any material portion hereof shall be in effect; (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; and (d) no requirements or conditions shall have been imposed by the United States Department of Justice or Federal Trade Commission (as applicable) in connection with the filings by the Parties under the HSR Act, other than requirements or conditions that are satisfactory to the Party on whom such requirements or conditions are imposed.

1.55 “HSR Filing” means filings by Genentech and Tercica with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the subject matter of this Agreement, together with all required documentary attachments thereto.

1.56 “IGF-1” means native-sequence insulin-like growth factor-1 from any species with or without an N-terminal methionine, allelic variants thereof, and sequence variants thereof wherein substitutions and/or deletions are made in the region from 1 to 5 amino acids from the N-terminus of the mature native-sequence IGF-1 of any species, including des-IGF-1 and variants wherein at least the glutamic acid residue is absent at position 3 from the N-terminus of native-sequence human IGF-1.

1.57 “IGF-1 Agreements” is defined in the recitals of this Agreement.

1.58 “IGF-1 Formulated Bulk” means formulated IGF-1 alone or combined with BP3 and/or ALS.

1.59 “IND” means, with respect to a Combination Product, an Investigational New Drug Application or other such application submitted to (or to be submitted to) or filed with the FDA or any relevant Regulatory Authority before the commencement of clinical trials of such Combination Product.

1.60 “Indication” means any human disease, disorder or condition, excluding the Excluded Indications.

1.61 “Initial Development Plan” means the Development Plan set forth in Exhibit C. In the event of a conflict between a provision in the Initial Development Plan and the main body of the Agreement, the provision in the main body of the Agreement shall govern and control, unless otherwise agreed by Genentech in writing.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.62 “Initial Equity Investment” is defined in Section G.1(a) of Exhibit G.

1.63 “Initial Indications” means, collectively, the Initial Short Stature Indication and the AGHD Indication that are specified in the Initial Development Plan.

1.64 “Initial Short Stature Indication” is defined in Section C.1 of the Initial Development Plan.

1.65 “Initial Short Stature Patient Population” means the patient population for the first, and only the first, Pivotal Study-Enabling Phase II Clinical Trial of a Short Stature Product, which patient population shall (subject to Section 3.5(c)(ii)) exclude: (a) children who have a growth hormone peak < 10ng/ml on both of two standardized growth hormone stimulation tests; (b) children with an identified lesion on MRI consistent with hypothalamic or pituitary damage that would likely result in growth hormone deficiency; and (c) children with no biochemical evidence of serum IGF-1 deficiency, where such deficiency is identified as a serum IGF-1 level that is at least 1 SD below the age and gender specific mean.

1.66 “Initiates Development” means that Genentech’s “Portfolio Planning Committee” (or equivalent) makes a good faith, formally documented decision, in its minutes or equivalent, to submit an IND for a Non-Short Stature Product for an Other Indication, which decision is the result of its standard internal process for similar approvals or decisions.

1.67 “Interest Rate” is defined in Section D.1 of the Financial Appendix.

1.68 “International IGF-1 Agreement” is defined in the recitals of this Agreement.

1.69 “Joint Know-How” means any and all Know-How (a) made jointly by employees or agents of Tercica, on the one hand, and by employees or agents of Genentech, on the other hand, at any time during the term of this Agreement, as a direct result of performing an activity under this Agreement or (b) made solely by employees or agents of Tercica, on the one hand, or solely by employees or agents of Genentech, on the other hand, at any time during the term of this Agreement, as a direct result of performing an activity under this Agreement, provided that for the purpose of this clause (b), the costs of performing such activity are shared (whether or not equally) by the Parties (whether such costs are shared through reimbursement by Genentech of Development Costs incurred by Tercica prior to a Genentech Opt-In or shared as Operating Profits & Losses subsequent to a Genentech Opt-In).

1.70 “Joint Patent” means the rights granted by any Patent Office under a Patent that claims any Joint Know-How.

1.71 “Joint Trademarks” means any Trademark or pending Trademark application for the identification of a Combination Product that is registered or filed with the United States Patent and Trademark Office or an agency in a foreign country in the Territory, which agency is the foreign equivalent of the United States Patent and Trademark Office.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.72 “JSC” or “Joint Steering Committee” is defined in Section 3.1.

1.73 “Know-How” means information or biological materials relating to IGF-1, GH, ALS, BP3 or any Combination Product, including, without limitation, cells, cell lines, genes, gene fragments, gene sequences, probes, DNA, RNA, cDNA libraries, proteins, peptides, polypeptides, plasmids, vectors, expression systems, organisms, biological substances, and any constituents, progeny or replications thereof or therefrom, reagents, chemical compounds, inventions, improvements, practices, formulae, trade secrets, techniques, methods, procedures, knowledge, know-how, skill, experience, results, test data (including, without limitation, pharmacological, toxicological and clinical test data), analytical and quality control data and any marketing, pricing, distribution, cost, sales, manufacturing, patent or data descriptions, whether or not patentable.

1.74 “Lead Commercial Party” is defined in Section 5.1(a), and which Party is the Lead Commercial Party with respect to a given group of Indications shall be in accordance with Section 5.1(b) and Section 5.1(c).

1.75 “Lead Development Party” is defined in Section 4.1(a), and which Party is the Lead Development Party with respect to a given group of Indications shall be in accordance with Section 4.1(b) and Section 4.1(c).

1.76 “Liability” is defined in Section 14.1.

1.77 “Manufacture” and, with correlative meaning, “Manufacturing” means, with respect to a given product or compound (e.g., GH, IGF-1, BP3 or ALS), the manufacturing, processing, formulating, packaging, labeling, storing and quality control testing of such product or compound; provided, however, references to the Manufacture of a Combination Product includes combining the individual compounds in such Combination Product (e.g., GH, IGF-1, BP3 and/or ALS), but excludes the manufacture of the individual compounds.

1.78 “NDA” means, with respect to a Combination Product, a New Drug Application or other such application submitted to (or to be submitted to) or filed with the FDA or any relevant Regulatory Authority for the purpose of obtaining Regulatory Approval of such Combination Product.

1.79 “Net Sales” means, with respect to a given Combination Product, Gross Sales of such Combination Product in the Territory less applicable Sales Returns and Allowances.

1.80 “Non-Short Stature Product” means a Combination Product developed for an Indication other than a Short Stature Indication (i.e., for the AGHD Indication or an Other Indication) that contains (a) a different concentration of GH and/or IGF-1 relative to the concentration of GH and/or IGF-1, respectively, in any Short Stature Product and/or (b) a different ratio of GH to IGF-1 relative to the ratio of GH to IGF-1 in any Short Stature Product.

1.81 “Operating Profits & Losses” is defined in Section D.1 of the Financial Appendix.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.82 “Opt-In Information” means any and all information that is reasonably available to Tercica and in its Control and which would be reasonably material for Genentech to make a First Opt-In or Second Opt-In decision, which information (for the Initial Short Stature Indication or the AGHD Indication/Other Indication (as the case may be)) shall include, without limitation, (a) a copy of available formulation, stability, toxicology, pharmacokinetic, preclinical and clinical development plans and data (if any); (b) a detailed accounting of all Development Costs; (c) any pertinent manufacturing information; and (d) any related Regulatory Authority Documentation of the FDA (or any foreign Regulatory Authority) (including, without limitation, the IND, clinical protocol, investigator’s brochure, FDA meeting minutes and correspondence); (e) available marketing materials and marketing and sales projections; and (f) information relating to expected Third Party Royalty obligations and other relevant intellectual property matters.

1.83 “Opt-Out Effective Date” is defined in Section 2.10(a).

1.84 “Opt-Out Notice” is defined in Section 2.10(a).

1.85 “Opt-Out Response Date” is defined in Section 2.10(b).

1.86 “Other Indication” means any Indication that is not a Short Stature Indication or the AGHD Indication. For clarity, “Other Indication” does not include the Excluded Indications.

1.87 “Other Indication NDA Submission Notice” is defined in Section 4.4(b).

1.88 “Other Operating Income/Expense” is defined in Section D.1 of the Financial Appendix.

1.89 “Patent” means (a) any valid and enforceable letters patent granted by, or a patent application filed with, a Patent Office including, without limitation, any extension, registration, confirmation, reissue, continuation, division, continuation-in-part, re-examination, supplementary protection certificate or renewal thereof, or any foreign equivalent of any of the foregoing and (b) any certificates of invention for a U.S. letters patent, or any foreign equivalent thereof.

1.90 “Patent Office” means any applicable supranational, national, federal, state or local regulatory agency, department, bureau or other governmental entity of any country or jurisdiction in the Territory that is charged with reviewing and/or issuing Patents. The term “Patent Office” includes, without limitation, the United States Patent and Trademark Office, the European Patent Office and the Japanese Patent Office.

1.91 “Phase I Clinical Trial” means, with respect to a given Combination Product, a controlled and lawful study in humans designed with the principal purpose of preliminarily determining the safety of such Combination Product in healthy individuals or patients, and for which there are no primary endpoints related to efficacy, as further defined in 21 CFR§ 312.21(a) (together with all replacements, additions, deletions and supplements thereto), or a similar clinical study in a country other than the United States.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.92 “Phase II Clinical Trial” means, with respect to a given Combination Product, a controlled and lawful study in humans designed with the principal purpose of determining initial efficacy and dosing of such Combination Product in patients for the Indication(s) being studied, as further defined in 21 CFR§ 312.21(b) (together with all replacements, additions, deletions and supplements thereto), or a similar clinical study in a country other than the United States.

1.93 “Phase II/III or Phase III Clinical Trial” means, with respect to a given Combination Product, a controlled and lawful study in humans of the efficacy and safety of such Combination Product that is prospectively designed to demonstrate statistically whether such Combination Product is effective and safe for use in a specific Indication in a manner sufficient to file an application to obtain Regulatory Approval to market and sell such Combination Product in the United States or another country for the Indication being investigated by the study, as further defined in 21 CFR§ 312.21(c) (together with all replacements, additions, deletions and supplements thereto), or a similar clinical study in a country other than the United States.

1.94 “Pivotal Study-Enabling Phase II Clinical Trial” means a Phase II Clinical Trial of a Combination Product for an Indication based on the results of which the FDA permits the commencement of a (i.e., one or more) Phase II/III or Phase III Clinical Trial as a pivotal study intended to lead to a Regulatory Approval of such Combination Product for such Indication. The Parties agree that a particular Phase II Clinical Trial cannot qualify as a Pivotal Study-Enabling Phase II Clinical Trial unless at least two-thirds ( 2/3) of the subjects in such Phase II Clinical Trial received treatment with a Combination Product (as opposed to treatment administered with two injections (e.g., one with IGF-1 and a second with GH) or some other means of administration that is outside the definition of a Combination Product).

1.95 “Pre-Mixed Formulation” means a formulation of a Combination Product in which GH and IGF-1 are combined and/or formulated together prior to filling a delivery vehicle (including, without limitation, a syringe, vial, capsule, inhaler, drug reservoir or patch) with such Combination Product.

1.96 “Promotional Activities” means Commercialization activities that are performed by a Party’s field sales representatives.

1.97 “Regulatory Approval” means, with respect to a given Combination Product, approval by a Regulatory Authority for commercial sale or use of such Combination Product as a drug for a specific Indication(s) in the particular country or jurisdiction within the Territory overseen by such Regulatory Authority. For countries where governmental approval is required for pricing or reimbursement for such Combination Product to be reimbursed by national health insurance, “Regulatory Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained.

1.98 “Regulatory Authority” means any applicable supranational, national, federal, state or local regulatory agency, department, bureau or other governmental entity of any country or jurisdiction in the Territory having responsibility in such country or jurisdiction for the licensure or authorization of the commercial sale or use of drugs in such country or jurisdiction, and any successor agency or authority thereto, including, by way of example only, the EMEA, Health Canada, Japanese Ministry of Health and Welfare, and the FDA.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.99 “Regulatory Authority Documentation” means, with respect to a product, all filings and supporting documents submitted to a Regulatory Authority relating to such product, including, without limitation, any INDs, NDAs, investigator’s brochure, correspondence to and from that Regulatory Authority, minutes from telephone conferences with that Regulatory Authority, registrations and licenses, regulatory drug lists, advertising and promotion documents shared with that Regulatory Authority, adverse event files, complaint files and Manufacturing records.

1.100 “Sales Returns and Allowances” is defined in Section D.1 of the Financial Appendix.

1.101 “Second Opt-In” is defined in Section 2.3(b).

1.102 “Second Option” is defined in Section 2.3(b).

1.103 “Second Option Equity Investment” is defined in Section G.1(b) of Exhibit G.

1.104 “Second Option Event-AGHD/Other” is defined in Section 2.3(a).

1.105 “Second Option Event-Short Stature” is defined in Section 2.3(a).

1.106 “Second Option Notice Date-AGHD/Other” is defined in Section 2.3(a).

1.107 “Second Option Notice Date-Short Stature” is defined in Section 2.3(a).

1.108 “Second Option Notice Period” is defined in Section 2.3(b).

1.109 “Short Stature Indications” means the Indications defined by height SDS < -2.00, and associated with growth rates unlikely to permit attainment of adult height in the normal range, in pediatric, adolescent or young adult human patients whose epiphyses are not closed.

1.110 “Short Stature Product” means a Combination Product for a Short Stature Indication(s).

1.111 “Sublicensee” means a Third Party to whom a Party grants a sublicense under the license granted to such Party under Sections 6.1 or 6.2 (including if granted under Sections 13.4(b) or 13.4(c)).

1.112 “TerGen” is defined in the Financial Appendix.

1.113 “Tercica Know-How” means Know-How (or, with reference to tangible substances, samples of Know-How) Controlled by Tercica during the term of this Agreement (excluding Tercica’s interest in any Joint Know-How) that is necessary or used by Tercica for the Development, Manufacture or Commercialization of any Combination Product in the Field. For clarity, the term “Tercica Know-How” does not include any Know-How licensed to Tercica from Genentech under this Agreement or the IGF-1 Agreements.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.114 “Tercica Opt-Out” and, with correlative meaning “Tercica Opted-Out,” “Tercica Opts-Out” or the like, is defined in Section 2.9.

1.115 “Tercica Patents” means the rights granted by a Patent Office under a Patent Controlled by Tercica during the term of this Agreement (excluding Tercica’s interest in any Joint Patents), which Patent is necessary or used by Tercica for the Development, Manufacture or Commercialization of any Combination Product in the Field. For clarity, the term “Tercica Patents” does not include any Patents licensed to Tercica from Genentech under this Agreement or the IGF-1 Agreements.

1.116 “Terminated Product Group” is defined in Section 13.4.

1.117 “Termination Date” is defined in Section 13.4.

1.118 “Territory” means all of the countries of the world.

1.119 “Third Party” means any entity other than Tercica or Genentech.

1.120 “Third Party Claims” is defined in Section 14.1.

1.121 “Third Party Royalties” means royalties payable to a Third Party by Genentech or Tercica in connection with Combination Products.

1.122 “Trademark” means any word, name, symbol, design, color, designation or device, or any combination thereof, used to identify a product.

1.123 “U.S. IGF-1 Agreement” is defined in the recitals of this Agreement.

1.124 “Valid Claim” means any claim in an issued and unexpired Patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, with such decision being unappealable or unappealed within the time allowed for appeal.

Article 2

Overview; Opt-Ins and Opt-Outs

2.1 Overview. This Agreement governs the Development and Commercialization of Combination Products for all Indications in the Field in the Territory, where Indications are grouped as follows: Short Stature Indications (potentially more than one Indication), the AGHD Indication (only one Indication) and Other Indications (potentially more than one Indication). There will be at least one Combination Product for Short Stature Indications (a Short Stature Product) and at least one Combination Product for the AGHD Indication and Other Indications (a Non-Short Stature Product). As of the Effective Date, but subject to the terms and conditions of this Agreement (including certain Genentech opt-in rights), Tercica (on

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its own) shall have certain rights and obligations to Develop and Commercialize Combination Products for all Indications and to pay royalties to Genentech based on related sales. In the event that Genentech Opts-In, the Parties (together, under the governance of the JSC) shall Develop and Commercialize all Combination Products for all Indications and shall share the related Operating Profits & Losses, subject to the terms and conditions of this Agreement (including certain Tercica and Genentech opt-out rights). In the event that Tercica Opts-Out (which Tercica may do, subsequent to a Genentech Opt-In), the Parties (together, under the governance of the JSC) shall continue to Develop and Commercialize Short Stature Products for Short Stature Indications (and to share related Operating Profits & Losses), and Genentech (on its own) shall have certain rights to continue to Develop and Commercialize Non-Short Stature Products for the AGHD Indication and Other Indications (and shall pay royalties to Tercica based on related sales).

2.2 Genentech’s First Option.

(a) Provision of Information. Promptly following the FDA’s acceptance of Tercica’s IND for the first Phase II Clinical Trial of a Short Stature Product for the Initial Short Stature Indication (“First Option Event-Short Stature”), and/or if applicable, promptly following the FDA’s acceptance of Tercica’s IND for the first Phase II Clinical Trial of a Non-Short Stature Product for the AGHD Indication (“First Option Event-AGHD/Other”), Tercica shall provide to Genentech the Opt-In Information to enable Genentech to make the applicable First Opt-In decision, in accordance with Section 2.2(b). For clarity, if Genentech Opts-In at the First Option Event-Short Stature, Tercica has no obligation to provide Opt-In Information for the First Option Event-AGHD/Other and if Genentech Opts-In at the First Option Event-AGHD/Other, Tercica has no obligation to provide Opt-In Information for the First Option Event-Short Stature. The dates of receipt by Genentech of the Opt-In Information in connection with the First Option Event-Short Stature and the First Option Event-AGHD/Other are referred to as the “First Option Notice Date-Short Stature” and the “First Option Notice Date-AGHD/Other,” respectively.

(b) First Opt-In by Genentech. For a period of sixty (60) days beginning on the First Option Notice Date-Short Stature, and/or if applicable, for another period of sixty (60) days beginning on the First Option Notice Date-AGHD/Other (each of which periods is referred to as a “First Option Notice Period”), Genentech shall have one or two (if applicable) options (collectively, the “First Option”) to acquire certain Development and Commercialization rights in Combination Products (as detailed in other provisions of this Agreement, including Article 4 and Article 5) and certain rights to have the Deciding Vote (as detailed in other provisions of this Agreement, including Section 2.4 and Section 3.5) by providing notice to Tercica (prior to the expiration of the applicable First Option Notice Period, including any extensions) of Genentech’s desire to exercise its First Option (“First Opt-In”). During each First Option Notice Period: (i) Tercica shall have an affirmative obligation to provide Genentech any additional Opt-In Information (including any changes) that becomes available after the provision of the Opt-In Information under Section 2.2(a) and (ii) Genentech may request additional information that would be reasonably material for Genentech to make a First Opt-In decision, and Tercica shall supply such information to the extent it is reasonably available. In the event Tercica supplies any additional information pursuant to this Section 2.2(b) and there are fewer than thirty (30)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

days remaining in the applicable First Option Notice Period (including if such First Option Notice Period has otherwise expired), such First Option Notice Period shall be automatically extended to the date that is thirty (30) days after the provision of any such additional information. If Genentech previously exercised its First Option, Genentech shall have the right to rescind such exercise following receipt of any such additional information by providing notice of such rescission to Tercica within the extended First Option Notice Period. Upon any such rescission, (i) the provisions regarding Genentech’s other First Option (if any) and Second Option shall continue and (ii) if Genentech has already made the reimbursement payment under Section 2.5(a), Tercica shall promptly refund such payment. By way example, but not limitation, if Genentech rescinds the exercise of its First Option for Short Stature in accordance with the foregoing, its First Option for AGHD/Other shall continue in accordance with the provisions of this Section 2.2 and its Second Option for Short Stature and for AGHD/Other shall continue in accordance with the provisions of Section 2.3.

2.3 Genentech’s Second Option.

(a) Provision of Information. If Genentech does not exercise its First Option, but does acquire the Second Option (as provided under Section G.1(b) of Exhibit G), the provisions of this Section 2.3 shall apply. For purposes of this Section 2.3(a), with respect to the Second Option Event-Short Stature, “Completion” of the first Pivotal Study-Enabling Phase II Clinical Trial means the date on which Tercica obtains twelve (12) months of efficacy and safety data from all patients remaining in such study, provided that such study was adequately powered to determine whether the primary endpoint is met. For purposes of this Section 2.3(a), with respect to the Second Option Event-AGHD/Other, “Completion” (and, with correlative meaning, “Completed”) of the first Pivotal Study-Enabling Phase II Clinical Trial means the date on which Tercica obtains sufficient data to evaluate whether the primary endpoint(s) are met, provided that such study was adequately powered to determine whether the primary endpoint(s) are met. Within thirty (30) days following the Completion of the first Pivotal Study-Enabling Phase II Clinical Trial of a Short Stature Product for the Initial Short Stature Indication in the Initial Short Stature Patient Population (“Second Option Event-Short Stature”), and/or if applicable, within thirty (30) days following the Completion of the first Pivotal Study-Enabling Phase II Clinical Trial of a Non-Short Stature Product for the AGHD Indication (or for an Other Indication, if (i) such study for the AGHD Indication is not Completed (including if halted for safety reasons) and (ii) such study for an Other Indication is Completed) (“Second Option Event-AGHD/Other”), Tercica shall provide to Genentech the Opt-In Information to enable Genentech to make the applicable Second Opt-In decision, in accordance with Section 2.3(b). For clarity, if Genentech Opts-In at the Second Option Event-Short Stature, Tercica has no obligation to provide Opt-In Information for the Second Option Event-AGHD/Other and if Genentech Opts-In at the Second Option Event-AGHD/Other, Tercica has no obligation to provide Opt-In Information for the Second Event-Short Stature. The dates of receipt by Genentech of the Opt-In Information in connection with the Second Option Event-Short Stature and the Second Option Event-AGHD/Other are referred to as the “Second Option Notice Date-Short Stature” and the “Second Option Notice Date-AGHD/Other,” respectively.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Second Opt-In by Genentech. For a period of ninety (90) days beginning on the Second Option Notice Date-Short Stature, and/or if applicable, for another period of ninety (90) days beginning on the Second Option Notice Date-AGHD/Other (each of which periods is referred to as a “Second Option Notice Period”), Genentech shall have one or two (if applicable) options (collectively, the “Second Option”) to acquire certain Development and Commercialization rights in Combination Products (as detailed in other provisions of this Agreement, including Article 4 and Article 5) and certain rights to have the Deciding Vote (as detailed in other provisions of this Agreement, including Section 2.4 and Section 3.5) by providing notice to Tercica (prior to the expiration of the applicable Second Option Notice Period, including any extensions) of Genentech’s desire to exercise its Second Option (“Second Opt-In”). During each Second Option Notice Period: (i) Tercica shall have an affirmative obligation to provide Genentech any additional Opt-In Information (including any changes) that becomes available after the provision of the Opt-In Information under Section 2.3(a) and (ii) Genentech may request additional information that would be reasonably material for Genentech to make a Second Opt-In decision, and Tercica shall supply such information to the extent it is reasonably available. Further, in the event that the Opt-In Information provided to Genentech during a Second Option Notice Period for a given Combination Product and Indication does not include sufficient information to determine whether or not, based on the results of the applicable study, the FDA will permit the commencement of a Phase II/III or Phase III Clinical Trial as a pivotal study intended to lead to a Regulatory Approval of such Combination Product for such Indication, Tercica shall additionally supply such information to Genentech promptly after it becomes available (i.e., to determine whether or not such study is within the definition of a Pivotal Study-Enabling Phase II Clinical Trial). In the event Tercica supplies any additional information pursuant to this Section 2.3(b) and there are fewer than thirty (30) days remaining in the applicable Second Option Notice Period (including if such Second Option Notice Period has otherwise expired), such Second Option Notice Period shall be automatically extended to the date that is thirty (30) days after the provision of any such additional information. If Genentech previously exercised its Second Option, Genentech shall have the right to rescind such exercise following receipt of any such additional information by providing notice of such rescission to Tercica within the extended Second Option Notice Period. Upon any such rescission, (i) the provisions regarding Genentech’s other Second Option (if any) shall continue and (ii) if Genentech has already made the reimbursement payment under Section 2.5(a), Tercica shall promptly refund such payment. By way example, but not limitation, if Genentech rescinds the exercise of its Second Option for Short Stature in accordance with the foregoing, its Second Option for AGHD/Other shall continue in accordance with the provisions of this Section 2.3.

2.4 Genentech’s Commercial Deciding Vote Election. Upon a Genentech Opt-In, Genentech may acquire the right to have the Deciding Vote on all Commercialization matters pertaining to any Combination Products in Short Stature Indications and in the AGHD Indication (and other matters as expressly provided) by (a) providing notice to Tercica of Genentech’s desire to acquire such right and (b) paying [ * ] to Tercica within thirty (30) days of Tercica’s receipt of such notice (“Commercial Deciding Vote Election”). Such notice may, but does not have to be, included in Genentech’s notice that it is exercising its First Option or Second Option (as the case may be), but must be provided during the First Option Notice Period or Second Option Notice Period during which Genentech Opts-In (in each case, including any extensions). Any failure by Genentech to acquire such right by notice shall be deemed an election to not acquire such right.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5 Reimbursement of Development Costs Prior to Genentech Opt-In.

(a) Reimbursement Amounts. For purposes of this Section 2.5(a), (i) in the event that Genentech exercises its First Option, “Reimbursement Percentage” means [ * ] and “Reimbursement Maximum” means [ * ] and (ii) in the event that Genentech exercises its Second Option, “Reimbursement Percentage” means [ * ] and “Reimbursement Maximum” means [ * ]. Within forty-five (45) days following Tercica’s receipt of notice that Genentech exercised its First Option or Second Option (as the case may be), Genentech shall pay Tercica a sum equal to the Reimbursement Percentage of the Development Costs within approved Annual Budget(s) that were expended by Tercica (or its Sublicensees) in the Development of Combination Products for any Indications subsequent to the Effective Date and prior to the Genentech Opt-In Date. If Tercica (or its Sublicensees) expended Development Costs that were not detailed in the Opt-In Information or were in excess of those included in an approved Annual Budget, Genentech shall also pay Tercica a sum equal to the lesser of (i) the Reimbursement Percentage of such amounts or (ii) five percent (5%) of the amount owed by Genentech pursuant to the preceding sentence. Notwithstanding anything to the contrary, the total amount owing and payable to Tercica by Genentech under this Section 2.5 shall not exceed the Reimbursement Maximum, except in the event that Genentech Opts-In at the Second Option Event-AGHD/Other following a Pivotal Study-Enabling Phase II Clinical Trial of a Non-Short Stature Product for an Other Indication, in which event, the Reimbursement Maximum shall not apply.

(b) Disputed Amounts. In the event that Genentech reasonably disputes specific items included in the Development Costs expended by Tercica, or has questions about specific amounts that cannot be resolved to Genentech’s satisfaction, Genentech shall pay the Reimbursement Percentage of the amounts not in dispute or in question and such disputed or questioned amounts shall be submitted to the JSC, which shall promptly meet to resolve such disputes or questions. Genentech or Tercica shall, within seven (7) days following resolution of such matters, pay or reimburse to the other the appropriate remaining balance. In the event the JSC is not able to resolve a dispute concerning the reimbursement of Development Costs under this Section 2.5, the dispute shall be resolved in accordance with Article 15.

2.6 Sharing of Operating Profits & Losses After Genentech Opt-In. In the event of a Genentech Opt-In, commencing on the Genentech Opt-In Date, the Parties shall share Operating Profits & Losses for Combination Products with respect to a given group of Indications in accordance with Section D.5 of the Financial Appendix, subject to the provisions regarding a Genentech Opt-Out under Section 2.8 and a Tercica Opt-Out under Section 2.9.

2.7 Expiration of Genentech’s Options. In the event that Genentech’s First Option and Second Option both expire without being exercised (“Expiration of Genentech’s Options”), (a) all further Development and Commercialization of Combination Products for all Indications in the Territory shall be at the sole discretion and expense of Tercica, in accordance with other provisions of this Agreement, provided that on at least an annual basis, Tercica shall provide a reasonably detailed status report about its ongoing Development and

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Commercialization activities to the JSC for review and discussion; (b) Genentech shall receive the royalty set forth in Section G.2(a) of Exhibit G, in lieu of a share of the Operating Profits & Losses for any Indications; and (c) Genentech shall be relieved of any obligations under Section G.1(c) of Exhibit G.

2.8	Genentech Opt-Out.

2.8 Genentech Opt-Out. In the event of a Genentech Opt-In, Genentech may subsequently elect to opt-out by providing notice to Tercica, as provided in and subject to Section 2.10 (“Genentech Opt-Out”); provided, however, except as a responding Party under Section 2.10(b), Genentech shall not have the right to opt-out subsequent to a Tercica Opt-Out. In the event of a Genentech Opt-Out, which shall be effective as of the Opt-Out Effective Date, subject to Section 2.10, (a) Genentech shall relinquish all rights and obligations for further Development and Commercialization of Combination Products for all Indications in the Territory (including, without limitation, those rights acquired under Section 2.4, in the event of a Commercial Deciding Vote Election by Genentech); (b) all such further Development and Commercialization shall be at the sole discretion and expense of Tercica, in accordance with the provisions of this Agreement, provided that on at least an annual basis, Tercica shall provide a reasonably detailed status report about its ongoing Development and Commercialization activities to the JSC for review and discussion; (c) Genentech shall receive the royalty set forth in Section G.2(b) of Exhibit G, in lieu of a share of the Operating Profits & Losses for any Indications; and (d) Genentech shall be relieved of any obligations under Section G.1(c) of Exhibit G. Further, in the event of a Genentech Opt-Out, Genentech shall retain whatever responsibility it may have under the Agreement for its share of Operating Profits & Losses incurred prior to the Opt-Out Effective Date and shall receive no refund of any payments previously made to Tercica (including, without limitation, payments for the Commercial Deciding Vote Election under Section 2.4 or for the reimbursement of Development Costs under Section 2.5).

2.9 Tercica Opt-Out. In the event of a Genentech Opt-In, Tercica may, within ninety (90) days of receiving the Development Plan and Annual Budget proposed by Genentech under Section 4.2(b) (after Genentech Initiates Development for an Other Indication) or within sixty (60) days of receiving any update from Genentech to such Development Plan and Annual Budget under Section 4.2(c), subsequently elect to opt-out and terminate all of its rights and obligations to Develop and fund the Development of Non-Short Stature Products for the AGHD Indication and Other Indications by providing notice to Genentech, as provided in and subject to Section 2.10 (“Tercica Opt-Out”); provided, however, except as a responding Party under Section 2.10(b), Tercica shall not have the right to opt-out subsequent to a Genentech Opt-Out. In the event of a Tercica Opt-Out, which shall be effective as of the Opt-Out Effective Date, subject to Section 2.10, (a) Tercica shall relinquish all rights and obligations for further Development and Commercialization of Non-Short Stature Products for the AGHD Indication and Other Indications in the Territory; (b) all such further Development and Commercialization shall be at the sole discretion and expense of Genentech, in accordance with the provisions of this Agreement, provided that on at least an annual basis, Genentech shall provide a reasonably detailed status report about its ongoing Development and Commercialization activities to the JSC for review and discussion; (c) Tercica shall receive the royalty set forth in Section G.3 of Exhibit G, in lieu of a share of the Operating Profits & Losses for the AGHD Indication and Other Indications; and (d) Genentech shall be relieved of any obligations under Section G.1(c) of

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Exhibit G. Further, in the event of a Tercica Opt-Out, Tercica shall retain whatever responsibility it may have under the Agreement for its share of Operating Profits & Losses incurred prior to the Opt-Out Effective Date and shall receive no refund of any payments previously made to Genentech. For clarity, even in the event of a Tercica Opt-Out, Tercica and Genentech shall continue to share the rights and obligations for the further Development and Commercialization of Short Stature Products for Short Stature Indications in the Territory, in accordance with the provisions of this Agreement (including, without limitation, sharing the Operating Profits & Losses for Short Stature Indications).

2.10 Opt-Out Process.

(a) Opt-Out Notice. In the event that Genentech provides notice to Tercica under Section 2.8 or that Tercica provides notice to Genentech under Section 2.9, that Genentech or Tercica (as the case may be) elects to opt-out (in either case, an “Opt-Out Notice”), the “Opt-Out Effective Date” with respect to the Party that sent the Opt-Out Notice shall be the effective date of the Opt-Out Notice, as determined under Section 16.7.

(b) Response of Other Party. Within sixty (60) days after receiving an Opt-Out Notice, the receiving Party shall respond by providing notice to the Party opting-out specifying whether or not such responding Party also elects to opt-out. The “Opt-Out Response Date” shall be the effective date of the responding Party’s notice, as determined under Section 16.7. If the responding Party fails to notify the Party opting-out within the specified response period, the responding Party shall be deemed to have not opted-out and the Opt-Out Response Date shall be deemed to be the last day of such specified response period. In all cases, a Party’s opt-out shall apply to the extent such Party has the right to opt-out (i.e., a Genentech Opt-Out, under Section 2.8, is with respect to both Short Stature Products and Non-Short Stature Products and a Tercica Opt-Out, under Section 2.9, is with respect to only Non-Short Stature Products).

(c) Both Parties Opt-Out. If both Parties elect to opt-out (as provided in Section 2.10(b)), the provisions of this Section 2.10(c) shall apply. Regardless of which Party sent the Opt-Out Notice, the Opt-Out Effective Date shall be deemed to apply to both the Genentech Opt-Out and the Tercica Opt-Out. In accordance with the applicable provisions of the Agreement, the Parties shall revise all Development Plans, Commercialization Plans and Annual Budgets, as necessary, to wind-down and terminate the Development and Commercialization of Non-Short Stature Products. The provisions of Section 2.10(f) shall apply to Genentech as the Party opting-out with respect to Short Stature Products.

(d) Only Genentech Opts-Out. If only Genentech elects to opt-out (as provided in Section 2.10(b)), the provisions of this Section 2.10(d) shall apply. The provisions of Section 2.10(f) shall apply to Genentech as the Party opting-out with respect to both Short Stature Products and Non-Short Stature Products. To the extent necessary, the provisions of Section 13.4(d) and Section 13.4(e) shall apply as if (i) Non-Short Stature Products were the Terminated Product Group, (ii) the Opt-Out Response Date were the Termination Date, (iii) Genentech were the breaching Party and (iv) Tercica were the non-breaching Party. The provisions of Section 13.4(f)(i) shall not apply.

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(e) Only Tercica Opts-Out. If only Tercica elects to opt-out (as provided in Section 2.10(b)), the provisions of this Section 2.10(e) shall apply. The provisions of Section 2.10(f) shall apply to Tercica as the Party opting-out with respect to only Non-Short Stature Products. To the extent necessary, the provisions of Section 13.4(d) and Section 13.4(e) shall apply as if (i) Non-Short Stature Products were the Terminated Product Group, (ii) the Opt-Out Response Date were the Termination Date, (iii) Tercica were the breaching Party and (iv) Genentech were the non-breaching Party. The provisions of Section 13.4(f)(i) shall not apply.

(f) Transition Period After Opt-Out. In addition to being responsible for its share of Operating Profits & Losses incurred prior to the Opt-Out Effective Date, the Party opting-out shall also continue to be responsible for its share of Operating Profits & Losses for each Combination Product group specified in Sections 2.10(c), 2.10(d) and 2.10(e) as the subject of this Section 2.10(f), for a transition period (for purposes of this Section 2.10(f), a “Transition Period”) beginning on the Opt-Out Effective Date and ending (i) ninety (90) days thereafter, if the first patient has not, as of the Opt-Out Effective Date, been dosed in any Phase II/III or Phase III Clinical Trial for any Combination Product in such Combination Product group or (ii) one hundred eighty (180) days thereafter, otherwise. The relevant Transition Period shall be evaluated independently, and the opting-out Party’s obligations to continue to be responsible for its share of Operating Profits & Losses shall apply separately, as applicable, with respect to Short Stature Products, as one Combination Product group, and Non-Short Stature Products, as another Combination Product group (e.g., in the event of a Genentech Opt-Out covered by Section 2.10(d)). To the extent that an applicable Annual Budget does not exist for a given month in the relevant Transition Period, the monthly average of costs and expenses for the last quarter of the last available applicable Annual Budget shall be used for the purpose of determining material variances under Section D.3.3 of Exhibit D; costs and expenses in excess of material variances shall not be included in the calculation of Operating Profits & Losses for purposes of this Section 2.10(f). Royalty payments under Section G.2 or G.3 of Exhibit G, as applicable, shall not be earned by or payable to the Party opting-out until after the relevant Transition Period(s).

Article 3

Joint Management

3.1 Existing Joint Steering Committee. The joint steering committee that was created under the U.S. IGF-1 Agreement (and which is referred to as the “JSC” under that agreement) shall also perform the role of the joint steering committee under this Agreement (“JSC” or “Joint Steering Committee”), which role, except as otherwise expressly provided in the Agreement, is limited to governance of matters related to the Development and Commercialization of Combination Products in the Territory for those Indications for which one of the Parties is designated as the Lead Development Party and one of the Parties is designated as the Lead Commercial Party, as and to the extent provided in this Agreement. In the event that the U.S. IGF-1 Agreement terminates or expires prior to the termination or expiration of this Agreement, the JSC shall continue to exist and operate under this Agreement. In the event of a conflict between provisions related to the JSC and governance in this Agreement and such provisions in the U.S. IGF-1 Agreement, this Agreement shall control with respect to activities under this Agreement.

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3.2 Composition of the Joint Steering Committee. The JSC consists of two or three (2 or 3) representatives designated by each Party. Each Party shall choose one of its representatives to serve as a co-chair of the committee who will be responsible, along with the other co-chair, for the preparation and distribution of agendas and for coordinating the taking of minutes. Each representative shall have relevant and appropriate seniority and relevant scientific training in order to perform such functions. Each Party may replace its co-chair at any time upon notice to the other. Each of a Party’s representatives on the JSC shall be authorized to act on behalf of such Party until notice of the removal of such representative is received by the other Party. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting. A Party may change one or more of its representatives to the JSC at any time upon notice to the other Party.

3.3 Duration, Scope of Authority and Responsibilities of the Joint Steering Committee. For purposes of this Agreement, the JSC shall continue in existence until the termination or expiration of the Agreement or until the Parties mutually agree in writing to disband or alter the activities of the JSC. The JSC shall:

(a) review and approve all Development Plans, Commercialization Plans and Annual Budgets, in accordance with Section D.3.1 of the Financial Appendix;

(b) participate in regulatory matters, in accordance with Section 4.4;

(c) approve Joint Trademarks, in accordance with Section 10.2;

(d) address and coordinate the resolution of issues that may arise relating to the Development or Commercialization of Combination Products pursuant to Development Plans or Commercialization Plans;

(e) address and coordinate the resolution of issues that may arise relating to the Manufacture of Combination Products, subject to Article 8;

(f) address and coordinate the resolution of issues that may arise relating to the transfer of Know-How, materials and other technology between the Parties;

(g) perform general oversight of any other issues arising out of this Agreement related to those Indications for which a Party is designated as the Lead Development Party or the Lead Commercial Party; and

(h) address such other issues and matters as are expressly specified in the Agreement to be decided by the JSC or as the Parties may agree from time to time.

3.4 Meetings of the Joint Steering Committee. Following receipt of the proposed Annual Budget for the Initial Development Plan prepared and provided by Tercica under Section 4.2(a), the JSC shall meet between sixty (60) and ninety (90) days thereafter (or at such

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other time as the JSC may deem appropriate) to review and approve such Annual Budget (and to review the Initial Development Plan, in accordance with Section 4.2(a)). Thereafter, the JSC shall meet no less frequently than once per each calendar year and at such other times as deemed appropriate by the JSC. A quorum of the JSC shall exist whenever there is present at a meeting at least one member appointed by each Party. The meetings of the JSC shall take place in the San Francisco Bay Area of California or at such other place or places as are mutually agreed. Thirty (30) days’ prior notice of each meeting shall be provided to the members, unless such notice is waived in writing by the members. The JSC may also convene, or be polled or consulted, from time to time by means of telecommunications, video conferencing or written (including electronic) correspondence, as deemed necessary or appropriate. In addition, each Party may, at its discretion, invite a reasonable number of non-voting employees, consultants or scientific advisors to attend the meetings of the JSC, provided that such invitees are bound by appropriate confidentiality obligations.

3.5 Decisions of the Joint Steering Committee; Deciding Votes. All decisions of the JSC shall be made by consensus (i.e., unanimous approval), with each Party having one vote. If a dispute arises, the members of the JSC shall attempt in good faith to resolve such dispute. Any dispute that cannot be resolved by the JSC shall be resolved in accordance with the following provisions:

(a) Deciding Vote for Development Matters. The Party that is the Lead Development Party with respect to a given group of Indications shall have the Deciding Vote with respect to disputes pertaining to the Development of such Indications (including, without limitation, Development Plans and Annual Budgets).

(b) Deciding Vote for Commercialization Matters. The Party that is the Lead Commercial Party with respect to a given group of Indications shall have the Deciding Vote with respect to disputes pertaining to the Commercialization of Combination Products for such Indications (including, without limitation, Commercialization Plans and Annual Budgets); provided, however, in the event of a Commercial Deciding Vote Election by Genentech, Genentech shall have the Deciding Vote with respect to disputes pertaining to the Commercialization of Combination Products for Short Stature Indications and the AGHD Indication, even if Tercica is the Lead Commercial Party for such Indications.

(c) Disputes Pertaining to Development or Commercialization. If a dispute pertains to the Development or Commercialization of a Combination Product for a given group of Indications, the matter shall be decided by the JSC co-chair of the Party that has the Deciding Vote with respect to such a dispute (in accordance with Section 3.5(a) or Section 3.5(b) or as otherwise specified in the Agreement), and such co-chair’s decision on such matter shall be deemed the decision of the JSC, subject to the following:

(i) in all cases, the decisions of the Party having the Deciding Vote shall be made in consultation with the other Party via the JSC, prior to casting a Deciding Vote;

(ii) until either the Expiration of Genentech’s Options or a Genentech Opt-Out, without Genentech’s prior written consent (in its sole discretion), Tercica shall not deviate from the (A) Initial Short Stature Patient Population; (B) Initial Indications; or (C) primary endpoints for those Indications specified in the Initial Development Plan (or as such plan is amended with such written consent by Genentech);

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(iii) Genentech, in consultation with the JSC, shall have the right to approve or reject the protocol proposed by Tercica for the first Phase II Clinical Trial of a Non-Short Stature Product for the AGHD Indication, which shall be designed to be a Pivotal Study-Enabling Phase II Clinical Trial; provided, however, Genentech cannot require Tercica to conduct a study (A) if the conduct of such study would exceed Tercica’s diligence requirement under Section 4.6, including using no more than Diligent Efforts (and Tercica hereby agrees that the conduct of the phase IIb clinical study described in Section D.6 of the Initial Development Plan does not and shall not in the future exceed such diligence requirement) or (B) where the number of subjects to be treated would exceed the number required to provide adequate power to determine whether the primary endpoint(s) would be met;

(iv) in the event of a Commercial Deciding Vote Election by Genentech, after a given Regulatory Authority accepts the filing of an application for Regulatory Approval of a given Combination Product for a given Indication, Genentech shall have the Deciding Vote with respect to disputes pertaining to the label to be pursued in the course of obtaining such Regulatory Approval of such Combination Product for such Indication (i.e., whether or not Genentech is the Lead Development Party for such Indication);

(v) with respect to decisions pertaining to the Commercialization of Short Stature Indications and the AGHD Indication, the decisions of the Party having the Deciding Vote shall be consistent with such Party’s Best Efforts in the Commercialization of Combination Products in Short Stature Indications and the AGHD Indication; and

(vi) with respect to decisions pertaining to the Development of the AGHD Indication, the decisions of the Party having the Deciding Vote shall be consistent with such Party’s Diligent Efforts in the Development of Non-Short Stature Products in the AGHD Indication.

(d) Other Disputes. All disputes between the Parties not covered by Section 3.5(c) shall be resolved in accordance with Article 15, unless otherwise expressly provided.

3.6 Subcommittees; Designated Representatives. The JSC may from time to time establish and disband subcommittees or designate representatives for each Party tasked with specific functions, as the JSC deems appropriate to implement this Agreement (including, without limitation, to handle matters related to (a) the Manufacture and supply of Combination Products, (b) Joint Patents and Joint Trademarks, (c) regulatory affairs (e.g., a Party might designate a representative to receive proposed regulatory submissions from the other Party that are to be “provided to the JSC” under Section 4.4 and to review and comment on such submissions) and (d) the Commercialization of Combination Products). At the time the JSC creates a given subcommittee, the JSC shall identify the responsibilities of such subcommittee, the functional composition of its members (e.g., a manufacturing or regulatory representative from each Party) and the operational procedures (e.g., frequency and location of meetings). Each Party shall, in its sole discretion, select the specific individuals to serve as its members of subcommittees or as its designated representatives. All decisions of a subcommittee shall be made by consensus, with each Party having one vote. If a dispute arises, the members of the subcommittee shall attempt in good faith to resolve such dispute. Any disputes that cannot be resolved shall be submitted to the JSC.

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3.7 Financial Representatives. Promptly following the Effective Date, each Party shall designate a financial representative to act as the primary contact for such Party for matters related to the coordination of the financial aspects of planning, reporting and information sharing under this Agreement. Upon the reasonable request of a Party’s financial representative, the other Party’s financial representative shall answer any question and address any comment from such other Party’s financial representative pertaining to such financial planning and reporting. Any disputes regarding financial matters that cannot be resolved by the financial representatives shall be submitted to the JSC.

3.8 Alliance Managers. Promptly following the Effective Date, each Party shall designate an alliance manager to act as the primary contact for such Party for matters related to this Agreement, unless another contact is expressly specified in the Agreement or designated by the JSC for a particular purpose. With respect to matters under the governance of the JSC, the alliance managers shall (a) coordinate interactions between the Party’s respective JSC representatives and/or project team members, as needed to facilitate the flow of information and otherwise promote communications and collaboration between the Parties and (b) raise disputes with, and facilitate the resolution of disputes by, the JSC, as appropriate, in a timely manner.

Article 4

Development

4.1 Development Responsibilities.

(a) Lead Development Party Responsibilities. “Lead Development Party” means, with respect to the relevant group of Indications (i.e., Short Stature Indications, the AGHD Indication or Other Indications), the Party that is responsible, under the governance of the JSC, for:

(i) preparing Development Plans and associated Annual Budgets, in accordance with Section 4.2;

(ii) other activities and matters related to the Development of Combination Products for such Indications, as specified in the Agreement or as determined by the JSC; and

(iii) keeping the JSC informed as to all material Development activities in the Territory, which duty, in the case of Tercica as Lead Development Party, shall include, without limitation, the obligation to disclose to JSC any information that is reasonably material to Genentech in making a First Opt-In or Second Opt-In decision.

(b) Lead Development Party for Given Indications. As of the Effective Date, Tercica shall be the Lead Development Party for all Indications, except as otherwise expressly provided in this Section 4.1(b) and other provisions of this Agreement. In the event that Genentech Opts-In, Tercica shall continue to be the Lead Development Party for Short Stature Indications and the AGHD Indication, and Genentech shall be the Lead Development

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Party for Other Indications; provided, however, at or after the time that Genentech Initiates Development for an Other Indication (if ever), Genentech may elect (but has no obligation) to also be the Lead Development Party for the AGHD Indication, by providing notice to Tercica of such election.

(c) Termination of Lead Development Party Responsibilities. Following the Expiration of Genentech’s Options or in the event that Genentech Opts-Out, Tercica shall no longer be referred to as the Lead Development Party for any Indications and Tercica shall be relieved of any obligations to obtain JSC approval for any Development Plans or associated Annual Budgets or present to the JSC regarding any matters, except as otherwise expressly provided (including, without limitation, as provided in Section 2.7 and Section 2.8). In the event that Tercica Opts-Out (which it may do only with respect to the AGHD Indication and Other Indications following a Genentech Opt-In), Genentech shall no longer be referred to as the Lead Development Party for the AGHD Indication (if it had so elected under Section 4.1(b)) or for Other Indications and Genentech shall be relieved of any obligations to obtain JSC approval for any Development Plans or associated Annual Budgets or present to the JSC regarding any matters, except as otherwise expressly provided (including, without limitation, as provided in Section 2.9). For clarity, the Party opting-out shall no longer be referred to as the Lead Development Party for any Indications for which it has opted-out.

4.2 Preparation of Development Plans and Annual Budgets.

(a) By Tercica Following the Effective Date. Within ninety (90) days after the Effective Date, Tercica shall submit to the JSC (for approval in accordance with Article 3) a copy of the proposed Annual Budget for the Initial Development Plan. At the first meeting of the JSC, the JSC shall review the Initial Development Plan and consider changes thereto that may be necessary or useful for the Development and/or Regulatory Approval of Combination Product(s) in Europe. For clarity, any disputes regarding such changes shall be subject to the provisions of this Agreement including, without limitation, those in Section 3.5(c)(ii).

(b) By Genentech Following a Genentech Opt-In. In the event that Genentech Opts-In and Initiates Development for an Other Indication, within ninety (90) days of the date on which Genentech Initiates Development for an Other Indication, Genentech shall submit to the JSC (for approval in accordance with Article 3) a copy of a proposed Development Plan and associated Annual Budget. Such Development Plan shall cover the Development of a Non-Short Stature Product (i) for such Other Indication and (ii) if Genentech elected (under Section 4.1(b)) to be the Lead Development Party for the AGHD Indication, also for the AGHD Indication.

(c) By Lead Development Party Generally. With respect to any Indications for which a Party is the Lead Development Party, such Party shall submit to the JSC (for approval in accordance with Article 3):

(i) as material Development events occur that necessitate updates, an updated Development Plan for each Combination Product for such Indications that includes (A) modifications related to Indications already being Developed and (B) new Indications for which such Party intends to begin Development of such Combination Product; and

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(ii) on an annual basis (in accordance with Section D.3.1 of the Financial Appendix), and as material Development events occur that necessitate updates to a Development Plan, a proposed updated Annual Budget for each Development Plan for which such Party is responsible.

4.3 Access to Technology and Documentation.

(a) Right of Tercica to Access Genentech GH Product Technology and Regulatory Authority Documentation.

(i) For purposes of this Section 4.3(a), (A) “Genentech GH Product Technology” means Know-How (including, without limitation, information, data and technology relating to existing formulations, assays, methods and data) for GH products and (B) “Genentech GH Product Technology Documentation” means documents pertaining to Genentech GH Product Technology, in each of the foregoing cases, solely to the extent Controlled by Genentech.

(ii) Tercica shall have the right, without paying further compensation, to use or cross-reference, and allow its permitted Sublicensees to use and cross-reference, solely to the extent necessary for the Development and/or Commercialization of Combination Products, (A) Genentech GH Product Technology; (B) Genentech GH Product Technology Documentation; and (C) Regulatory Authority Documentation Controlled by Genentech that is related to (1) GH products (for purposes this Section 4.3(a), “GH Data Documentation”) or (2) a Joint Indication, as that term is defined in the U.S. IGF-1 Agreement (for purposes this Section 4.3(a), “Joint Indication Data Documentation”).

(iii) Genentech shall, at Tercica’s written request, provide Tercica with (A) assistance as necessary for Tercica to access and transfer from Genentech the Genentech GH Product Technology and (B) copies of the Genentech GH Product Technology Documentation, GH Data Documentation and/or Joint Indication Data Documentation in Genentech’s possession or control or appropriate authorizations for Tercica to obtain copies from the entity or entities in whose custody such documentation is kept. Tercica shall reimburse Genentech for Genentech’s actual expenses incurred in performing activities under this Section 4.3(a).

(b) Right of Genentech to Access Regulatory Authority Documentation.

(i) Genentech shall have the right, without paying further compensation, to use or cross-reference, and allow its permitted Sublicensees to use and cross-reference, solely to the extent necessary for the Development and/or Commercialization of Combination Products, Regulatory Authority Documentation Controlled by Tercica that is related to (A) IGF-1 products configured for daily administration, including without limitation INCRELEX® (mecasermin {rDNA origin} injection) (for purposes this Section 4.3(b), “IGF-1 Data Documentation”) or (B) a Joint Indication, as that term is defined in the U.S. IGF-1 Agreement (for purposes this Section 4.3(b), “Joint Indication Data Documentation”).

(ii) Tercica shall, at Genentech’s written request, provide Genentech with copies of the IGF-1 Data Documentation and/or Joint Indication Data Documentation in Tercica’s possession or control or appropriate authorizations for Genentech to obtain copies from the entity or entities in whose custody such documentation is kept. Genentech shall reimburse Tercica for Tercica’s actual expenses incurred in performing the activities under this Section 4.3(b)(ii).

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4.4 Regulatory Affairs.

(a) Responsibilities Generally. With respect to Indications for which a Party is the Lead Development Party, such Party (as the Lead Development Party) shall be responsible for all regulatory affairs related to filing for, obtaining and maintaining Regulatory Approvals for Combination Products for such Indications in the Territory. For each country in the Territory, the responsibilities of the Lead Development Party in such country shall include the preparation and submission of any IND, NDA or other regulatory submission related to obtaining or maintaining Regulatory Approval for any Combination Products for such Indications, and any such submission shall be in the Lead Development Party’s name and sole discretion; provided, however, with respect to any such Indications, the Lead Development Party shall first notify the JSC of its intentions to so submit any IND or NDA and provide the JSC with a reasonable opportunity (but not the obligation, as determined by the Party that is not the Lead Development Party) to review and comment on such submissions.

(b) Other Indication NDA Submission Notice by Genentech. In addition to notifying the JSC under Section 4.4(a), Genentech shall notify Tercica in the event that Genentech’s “Portfolio Planning Committee” (or equivalent) makes a good faith, formally documented decision, in its minutes or equivalent, to submit the first NDA for Regulatory Approval of a Non-Short Stature Product for an Other Indication, which decision is the result of its standard internal process for similar approvals or decisions (“Other Indication NDA Submission Notice”).

(c) Regulatory Meetings and Communications. With respect to Indications for which a Party is the Lead Development Party, such Party (as the Lead Development Party) shall give the other Party an opportunity (but such other Party shall not be obligated) to have one or more of its representatives (including non-employees, provided that they are bound by appropriate confidentiality obligations) attend substantive discussions and meetings with the FDA or any other Regulatory Authority (as an observer) with respect to any clinical trials for such Indications or other related matters (e.g., “CMC” or non-clinical issues). The Lead Development Party shall provide the JSC with a copy of any material documents or reports to be submitted to the FDA or any other Regulatory Authority in connection with such clinical trials or other related matters and provide the JSC with a reasonable opportunity (but the JSC shall not be obligated, as determined by the Party that is not the Lead Development Party) to review and comment on such submissions. To the extent a Lead Development Party receives material written or oral communications from the FDA or any other Regulatory Authority relating to such clinical trials or other related matters (including, without limitation, FDA meeting minutes), the Lead Development Party shall notify the JSC and provide a copy of any such written communications to the JSC as soon as reasonably practicable.

(d) Holding Party; Transfers; Cross References. Each Party shall hold all regulatory submissions, filings and Regulatory Approvals for those Indications for which such Party is responsible (either as Lead Development Party or otherwise, e.g., if the other Party opted-out with respect to such Indications) in any country in the Territory, subject to the other

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Party’s right to cross-reference such regulatory submissions, filings and approvals as may be necessary for the exercise or performance of such other Party’s rights or obligations under this Agreement. Each Party shall promptly transfer any such regulatory submissions, filings and approvals to the other Party, and take any other actions, as necessary to effectuate the provisions of this Section 4.4(d). By way of example, but not limitation, if Genentech elects to be the Lead Development Party for the AGHD Indication (as provided under Section 4.1(b)), Tercica shall transfer the IND for the AGHD Indication to Genentech, and if Genentech becomes the Lead Commercial Party for the AGHD Indication (as provided under Section 5.1(b)), Tercica shall transfer the NDA for the AGHD Indication to Genentech.

(e) Limitation on Transfers. Neither Party shall transfer (except to the other Party or in connection with a permitted assignment of this Agreement) or otherwise attempt in any manner to dispose of any IND, NDA or other regulatory submission or filing related to obtaining or maintaining Regulatory Approval for any Combination Products held by such Party, or otherwise impair the other Party’s rights therein, without the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed.

4.5 Development Costs. Tercica shall bear all costs of Development for Combination Products for all Indications that it pursues in the Field in the Territory, with no right of reimbursement from Genentech, unless otherwise expressly provided herein (e.g., under Section 2.5 and Section 2.6).

4.6 Development Efforts. Tercica shall use Diligent Efforts in the Territory to (a) Develop a Short Stature Product through to Completion of the first Pivotal Study-Enabling Phase II Clinical Trial for the Initial Short Stature Indication in the Initial Short Stature Patient Population (where such Completion is in accordance with the applicable definition of “Completion” in Section 2.3(a)) and (b) thereafter, Develop and obtain Regulatory Approval for a Short Stature Product for a Short Stature Indication. In addition, Tercica shall use Diligent Efforts in the Territory to Develop a Non-Short Stature Product, and to Develop such Non-Short Stature Product for the AGHD Indication through to the (a) completion of the Phase II Clinical Trial of a Non-Short Stature Product for the AGHD Indication approved by Genentech under Section 3.5(c)(iii) or (b) cessation of such study (i) due to a significantly increased incidence of serious adverse events (in accordance with the definition of “serious adverse drug experience” in 21 CFR§ 312.32) in one or more of the Non-Short Stature Product study arms compared to the GH study arm or (ii) by documented agreement of the Parties. In addition to the foregoing, each Party shall use Diligent Efforts in performing its responsibilities as a Lead Development Party and under Development Plans, as applicable. Except as provided in this Section 4.6, neither Party shall have any obligations to Develop Combination Products.

Article 5

Commercialization Activities

5.1 Commercialization Responsibilities.

(a) Lead Commercial Party Responsibilities. “Lead Commercial Party” means, with respect to the relevant group of Indications (i.e., Short Stature Indications, the AGHD Indication or Other Indications), the Party that is responsible, under the governance of the JSC, for:

(i) preparing Commercialization Plans and associated Annual Budgets, in accordance with Section 5.2;

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(ii) other activities and matters related to the Commercialization of Combination Products for such Indications, as specified in the Agreement or as determined by the JSC; and

(iii) keeping the JSC informed as to all material Commercialization activities in the Territory.

(b) Lead Commercial Party for Given Indications. As of the Effective Date, Tercica shall be the Lead Commercial Party for all Indications, except as otherwise expressly provided in this Section 5.1(b) and other provisions of this Agreement. In the event that Genentech Opts-In, Tercica shall continue to be the Lead Commercial Party for Short Stature Indications and the AGHD Indication, and Genentech shall be the Lead Commercial Party for Other Indications; provided, however, at the time that Genentech provides Tercica with an Other Indication NDA Submission Notice (if ever), Genentech shall be the Lead Commercial Party for the AGHD Indication (whether or not there was a Commercial Deciding Vote Election by Genentech).

(c) Termination of Lead Commercial Party Responsibilities. Following the Expiration of Genentech’s Options or in the event that Genentech Opts-Out, Tercica shall no longer be referred to as the Lead Commercial Party for any Indications and Tercica shall be relieved of any obligations to obtain JSC approval for any Commercialization Plans or associated Annual Budgets or present to the JSC regarding any matters, except as otherwise expressly provided (including, without limitation, as provided in Section 2.7 and Section 2.8). In the event that Tercica Opts-Out (which it may do only with respect to the AGHD Indication and Other Indications following a Genentech Opt-In), Genentech shall no longer be referred to as the Lead Commercial Party for the AGHD Indication (if Genentech provided Tercica with an Other Indication NDA Submission Notice) or for Other Indications and Genentech shall be relieved of any obligations to obtain JSC approval for any Commercialization Plans or associated Annual Budgets or present to the JSC regarding any matters, except as otherwise expressly provided (including, without limitation, as provided in Section 2.9). For clarity, the Party opting-out shall no longer be referred to as the Lead Commercial Party for any Indications for which it has opted-out.

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5.2 Preparation of Commercialization Plans and Annual Budgets.

(a) Initiation of Phase II/III or Phase III Clinical Trial. Within one hundred eighty (180) days after the dosing of the first patient in a Phase II/III or Phase III Clinical Trial for any Indication for which a Party is the Lead Commercial Party, such Party shall submit to the JSC (for approval in accordance with Article 3) a copy of a proposed Commercialization Plan and associated Annual Budget for Combination Product(s) for such Indication (or an updated Commercialization Plan and Annual Budget, if applicable).

(b) By Lead Commercial Party Generally. With respect to any Indications for which a Party is the Lead Commercial Party, such Party shall submit to the JSC (for approval in accordance with Article 3):

(i) as material Commercialization events occur that necessitate updates, an updated Commercialization Plan for each Combination Product for such Indications that includes (A) modifications related to Indications already being Commercialized and (B) new Indications for which such Party intends to begin Commercialization of such Combination Product; and

(ii) on an annual basis (in accordance with Section D.3.1 of the Financial Appendix), and as material Commercialization events occur that necessitate updates to a Commercialization Plan, a proposed updated Annual Budget for each Commercialization Plan for which such Party is responsible.

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5.3 Co-Promotion. With respect to each group of Indications for which a Party is the Lead Commercial Party, such Party shall be responsible for performing all Promotional Activities for Combination Products for such Indications, subject to the other Party’s right to co-promote Combination Products for such Indications as set forth in this Section 5.3. With respect to each group of Indications for which the Parties are sharing Operating Profits & Losses, the Party that is not the Lead Commercial Party shall have the right (but not the obligation) to co-promote Combination Products for such Indications, and such Party may exercise such co-promotion right by providing notice to the Lead Commercial Party for such Indications no later than ninety (90) days after the dosing of the first patient in a Phase II/III or Phase III Clinical Trial for any of such Indications. Following the exercise of such co-promotion right (if ever) the Commercialization Plan(s) for such Indications shall reflect (and shall be promptly updated by the Lead Commercial Party, if necessary to reflect) a deployment of the Parties respective field sales representatives for Promotional Activities that is generally in the same proportion as the Parties’ share of Operating Profits & Losses for such Indications (in accordance with Section D.5 of the Financial Appendix), unless otherwise agreed by the Parties. A Party exercising its co-promotion right may only grant all or any part of such right to a Third Party in accordance with Section 6.3.

5.4 Commercialization Costs. Tercica shall bear all costs of Commercialization for Combination Products for all Indications that it pursues in the Field in the Territory, with no right of reimbursement from Genentech, unless otherwise expressly provided herein (e.g., under Section 2.6).

5.5 Commercialization Efforts. Following the Expiration of Genentech’s Options or in the event that Genentech Opts-Out, Tercica shall use Diligent Efforts in the Territory to Commercialize a Short Stature Product, provided that such Commercialization obligation shall apply only if and to the extent Regulatory Approval is obtained for such Short Stature Product. In addition to the foregoing, each Party shall use Diligent Efforts in performing its responsibilities as a Lead Commercialization Party and under Commercialization Plans (including responsibilities it may have for co-promotion activities), as applicable. Except as provided in this Section 5.5, neither Party shall have any obligations to Commercialize Combination Products.

Article 6

Licenses and Restrictive Covenants

6.1 Licenses to Tercica.

(a) Exclusive/Co-Exclusive License. Subject to the terms and conditions of this Agreement, Genentech hereby grants to Tercica a license, under (i) the Genentech Patents and Genentech Know-How; (ii) Genentech’s interest in the Joint Patents and Joint Know-How; (iii) the “GNE Patents” and “GNE Know-how,” each as defined in the U.S. IGF-1 Agreement; and (iv) the “GNE Patents” and “GNE Know-how,” each as defined in the International IGF-1 Agreement, in all cases, to (A) use, offer for sale, sell and import Combination Products in the Field in the Territory and (B) otherwise perform its obligations and exercise its rights under this Agreement. The foregoing license shall be (i) exclusive, in the absence of a Genentech Opt-In or

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following a Genentech Opt-Out and (ii) co-exclusive (with Genentech), in the event of a Genentech Opt-In, provided that, in the event of a Tercica Opt-Out, the scope of the license granted to Tercica under this Section 6.1(a) is hereby automatically limited to Short Stature Products in Short Stature Indications (and all rights and licenses to Non-Short Stature Products in the AGHD Indication and Other Indications hereby automatically revert to Genentech). Notwithstanding anything to the contrary, with respect to each group of Indications for which Genentech is the Lead Commercial Party, and for which Tercica has not exercised its co-promotion right under Section 5.3, the foregoing license shall not include the right to perform Promotional Activities for Combination Products for such Indications.

(b) Non-Exclusive License. Subject to the terms and conditions of this Agreement, Genentech hereby grants to Tercica a non-exclusive license, under (i) the Genentech Patents and Genentech Know-How; (ii) Genentech’s interest in the Joint Patents and Joint Know-How; (iii) the “GNE Patents” and “GNE Know-how,” each as defined in the U.S. IGF-1 Agreement; and (iv) the “GNE Patents” and “GNE Know-how,” each as defined in the International IGF-1 Agreement, in all cases, to (A) Manufacture (but not to have Manufactured, except in accordance with Section 8.1(e)) Combination Products; (B) Manufacture (but not to have Manufactured, except in accordance with Section 8.1(e)) and import IGF-1 alone, BP3 alone, ALS alone and/or IGF-1 combined with BP3 and/or ALS, in each case of this clause (B), for use in the Manufacture of Combination Products; and (C) perform research and development activities related to the Manufacture of Combination Products or the Manufacture of those compounds listed in and subject to clause (B), in all cases under this Section 6.1(b), for use and sale within the scope of the license granted to Tercica under Section 6.1(a).

(c) Joint Trademarks. Notwithstanding the joint ownership of the Joint Trademarks (as provided in Section 10.1(c)), for the duration of any period during which Tercica has the sole right (as between Tercica and Genentech) to Develop and Commercialize Combination Products for a given Indication, Genentech hereby automatically grants to Tercica (during such period) a fully-paid, exclusive license, under Genentech’s interest in the Joint Trademarks for Combination Products for such Indication, to use such Joint Trademarks for purposes of Developing and Commercializing Combination Products for such Indication in the Field in the Territory.

(d) Maintenance of IP. For as long as Genentech has (or may have) the obligation to grant licenses to Tercica under this Section 6.1, Genentech shall maintain the scope of its rights to grant such licenses to the extent such rights exist as of the Effective Date, or if such rights are acquired after the Effective Date, as of the date Genentech first gained possession of such rights.

6.2 Licenses to Genentech.

(a) Exclusive/Co-Exclusive License. Subject to the terms and conditions of this Agreement, in the event of a Genentech Opt-In, Tercica hereby grants to Genentech a license, under (i) the Tercica Patents and Tercica Know-How and (ii) Tercica’s interest in the Joint Patents and Joint Know-How, in all cases, to (A) use, offer for sale, sell and import Combination Products in the Field in the Territory and (B) otherwise perform its obligations and

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exercise its rights under this Agreement. The foregoing license shall be co-exclusive (with Tercica), provided that, (i) in the event of a Tercica Opt-Out, the scope of the license granted to Genentech under this Section 6.2(a) is hereby automatically exclusive for Non-Short Stature Products in the AGHD Indication and Other Indications and (ii) in the event of a Genentech Opt-Out, the license granted to Genentech under this Section 6.2(a) is hereby automatically terminated. Notwithstanding anything to the contrary, with respect to each group of Indications for which Tercica is the Lead Commercial Party, and for which Genentech has not exercised its co-promotion right under Section 5.3, the foregoing license shall not include the right to perform Promotional Activities for Combination Products for such Indications.

(b) Non-Exclusive License. Subject to the terms and conditions of this Agreement, in the event of a Genentech Manufacturing Opt-In, Tercica hereby automatically grants to Genentech a non-exclusive, sublicensable (without any need for consent) license, under (i) the Tercica Patents and Tercica Know-How; (ii) Tercica’s interest in the Joint Patents and Joint Know-How; (iii) the license granted to Tercica by Genentech under Section F.1(b) of the U.S. IGF-1 Agreement; and (iv) the license granted to Tercica by Genentech under Section F.1(b) of the International IGF-1 Agreement, in all cases, to (A) Manufacture and import Combination Products; (B) Manufacture and import IGF-1 alone, BP3 alone, ALS alone and/or IGF-1 combined with BP3 and/or ALS, in each case of this clause (B), for use in the Manufacture of Combination Products; and (C) perform research and development activities related to the Manufacture of Combination Products or the Manufacture of those compounds listed in and subject to clause (B), in all cases under this Section 6.2(b), for use and sale within the scope of the license granted to Genentech under Section 6.2(a).

(c) Joint Trademarks. Notwithstanding the joint ownership of the Joint Trademarks (as provided in Section 10.1(c)), for the duration of any period during which Genentech has the sole right (as between Tercica and Genentech) to Develop and Commercialize Combination Products for a given Indication, Tercica hereby automatically grants to Genentech (during such period) a fully-paid, exclusive license, under Tercica’s interest in the Joint Trademarks for Combination Products for such Indication, to use such Joint Trademarks for purposes of Developing and Commercializing Combination Products for such Indication in the Field in the Territory.

(d) Maintenance of IP. For as long as Tercica has (or may have) the obligation to grant licenses to Genentech under this Section 6.2, Tercica shall maintain the scope of its rights to grant such licenses to the extent such rights exist as of the Effective Date, or if such rights are acquired after the Effective Date, as of the date Tercica first gained possession of such rights.

6.3 Sublicenses; Exercise of Licensed Rights by Third Parties.

(a) Sublicenses. Unless otherwise expressly provided in this Agreement (including, without limitation, under Section 6.2(b) or Sections 13.4(b) and 13.4(c)), each Party may only sublicense any or all of the rights granted it under Section 6.1 or 6.2, as applicable, (i) to one or more wholly owned Affiliates or (ii) with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Each Party hereby consents

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to the other Party’s sublicense of any or all of its rights to Ipsen, SA and/or any wholly owned subsidiaries of Ipsen, SA including, without limitation, Beaufour Ipsen Pharma SAS. A given sublicense granted to a permitted Sublicensee shall survive (or not survive) the termination of the license under which it was granted, in accordance with Section 13.4(a).

(b) Exercise of Licensed Rights by Third Parties. Unless otherwise expressly provided in this Agreement (e.g., under Section 8.1(e)), the rights granted to a Party under any license granted under this Agreement may be exercised by a Third Party on such Party’s behalf without the consent of the other Party, whether or not such license is non-sublicensable (or consent of the other Party is required for a sublicense).

(c) Performance by Third Parties. With respect to any Third Parties performing activities under sublicenses granted by a Party under Section 6.3(a) and/or exercising rights on a Party’s behalf under Section 6.3(b), such Party shall remain responsible for the performance of such activities as if such activities were performed by such Party.

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6.4 Revocation of Covenants Regarding Other Combination Products. The Parties agree that the covenants in Section F.4 of the U.S. IGF-1 Agreement and in Section F.4 of the International IGF-1 Agreement prohibiting each Party, without the other Party’s prior written consent, from (a) engaging in human clinical development, marketing or selling of any product containing either IGF-1, or IGF-1 combined with BP3, complexed or combined in any manner with any form of GH (each capitalized term, as defined in the IGF-1 Agreements) and (b) licensing the rights to engage in the activities set forth in clause (a) of this sentence to any Affiliate or Third Party (each capitalized term, as defined in the IGF-1 Agreements) are hereby revoked and shall have no further force or effect.

6.5 No Implied Licenses; Covenant Regarding Exercise of Rights. This Agreement does not grant any right or license to either Party under any of the other Party’s intellectual property rights, except as expressly provided in this Agreement, and no other right or license is to be implied or inferred from any provision of this Agreement or by the conduct of the Parties. Each Party agrees that neither such Party nor its Sublicensees shall infringe any patents or misappropriate any Know-How licensed by the other Party to such Party under this Agreement (for purposes of this Section 6.5, “Licensed IP”), by making, using, offering for sale, selling or importing any product containing IGF-1 combined or complexed in any manner with any form of GH (as the term “GH” is defined in Section 1.37 of the U.S. IGF-1 Agreement) outside the scope of the licenses granted to such Party under this Agreement; provided, however, if such Party’s Sublicensee does so infringe or misappropriate any of such Licensed IP, such Party shall be deemed to not be in breach of this Agreement, provided that such Party immediately terminates such Sublicensee’s license under all of such Licensed IP. In addition, Genentech agrees that, in the event of a Tercica Opt-Out, neither Genentech nor its Sublicensees shall Develop or Commercialize Non-Short Stature Products for Short Stature Indications; provided, however, if Genentech’s Sublicensee does so Develop or Commercialize a Non-Short Stature Product, Genentech shall be deemed to not be in breach of this Agreement, provided that Genentech immediately terminates such Sublicensee’s license with respect to Non-Short Stature Products.

6.6 Covenant Regarding Challenges to Licensed Patents. The Parties acknowledge and agree that (a) they enter this Agreement in settlement of their respective rights to enforce and challenge the patents licensed by one Party to the other Party under this Agreement (for purposes of this Section 6.6, “Licensed Patents”) under relevant laws including, without limitation, under 35 USC 100-376 et seq. (for purposes of this Section 6.6, “Patent Rights”) and (b) the payments under Sections 2.4, 2.5 and/or 2.6, the Financial Appendix and/or Exhibit G and other provisions of this Agreement were agreed upon in consideration of such settlement, and that such provisions reflect fair value for the rights and licenses granted under this Agreement and take into account the value of avoiding the risks and costs associated with litigating the Patents Rights and potentially being subject to certain rights, defenses and/or remedies. The Parties further acknowledge and agree that, to the extent permitted by governing law, a Party may (in its sole discretion) terminate this Agreement in its entirety, in the event the other Party or one of its Sublicensees challenges, directly or indirectly, the validity, enforceability and/or scope of any claim within the Licensed Patents (of the other Party) in a court or other governmental agency of competent jurisdiction. Each Party shall ensure that any sublicense agreement it enters into with any Sublicensee includes a provision that permits such

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sublicensing Party (in its sole discretion) to terminate such sublicense in the event such Sublicensee challenges, directly or indirectly, the validity, enforceability and/or scope of any claim within the Licensed Patents (of the other Party sublicensed to such Sublicensee thereunder) in a court or other governmental agency of competent jurisdiction, and in such event, such sublicensing Party shall promptly terminate such sublicense promptly upon a written request from the other Party.

Article 7

Payments

In addition to payments that may be made by a Party under Sections 2.4, 2.5 and/or 2.6, as partial consideration for the rights transferred by the Parties under this Agreement, each Party agrees to make the applicable payments to the other Party described in Exhibit G, which is incorporated in this Agreement by this reference.

Article 8

Manufacture and Supply

8.1 Development and Commercial Supply.

(a) Initial Development Supply. Until a Genentech Opt-In or the Expiration of Genentech’s Options, (i) Tercica shall be responsible, at its own cost, for the Manufacture of all IGF-1 Formulated Bulk needed for the Manufacture of Combination Products needed for all Development purposes in all Indications; (ii) Genentech shall be responsible, at its own cost, for the Manufacture of (and shall supply to Tercica) all GH needed for the Manufacture of Combination Products needed for all Development activities reasonably necessary to obtain Regulatory Approval for a Combination Product for each of the Initial Indications; and (iii) Tercica shall be responsible, at its own cost (with the exception of Genentech’s reimbursement of Development Costs as and to the extent provided in Section 2.5), for the Manufacture, filling, finishing and supply of all Combination Products needed for all Development activities in all Indications.

(b) All Supply Following a Genentech Opt-In. Following a Genentech Opt-In, and until a Genentech Opt-Out and/or a Tercica Opt-Out, (i) Tercica shall be responsible, and shall charge to TerGen Tercica’s FBMC, for the Manufacture of all IGF-1 Formulated Bulk needed for the Manufacture of Combination Products needed for Development and Commercial purposes in all Indications; (ii) Genentech shall be responsible, and shall charge to TerGen Genentech’s FBMC, for the Manufacture of (and shall supply to Tercica) all GH needed for the Manufacture of Combination Products needed for Development and Commercial purposes in all Indications; (iii) Tercica shall be responsible, and shall charge to TerGen Tercica’s FBMC, for the Manufacture, filling, finishing and supply of all Combination Products needed for Development and Commercial purposes in all Indications; and (iv) the Booking Party with respect to a given Combination Product shall charge to TerGen the Distribution Costs for such Combination Product.

(c) All Supply Following Expiration of Genentech’s Options or a Genentech Opt-Out. Following the Expiration of Genentech’s Options or following a Genentech Opt-Out,

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(i) Tercica shall be responsible, at its own cost, for the Manufacture of all IGF-1 Formulated Bulk needed for the Manufacture of Combination Products needed for Development and Commercial purposes in all Indications; (ii) Genentech shall be responsible, and shall charge Tercica [ * ] of Genentech’s FBMC, for the Manufacture of (and shall supply to Tercica) all GH needed for the Manufacture of Combination Products needed for Development and Commercial purposes in all Indications; and (iii) Tercica shall be responsible, at its own cost, for the Manufacture, filling, finishing and supply of all Combination Products needed for Development and Commercial purposes in all Indications.

(d) All Supply Following a Tercica Opt-Out. In the event of a Tercica Opt-Out (except as provided under Section 8.1(c), which shall apply in the event of a Genentech Opt-Out, whether or not Tercica Opted-Out at the same time as provided in Section 2.10(c)), the provisions of this Section 8.1(d) shall apply. Genentech may elect (in its sole discretion) to receive the license described in Section 6.2(b) and assume responsibility for the Manufacture, filling, finishing and supply of Non-Short Stature Products for the AGHD Indication and Other Indications, as further provided in this Section 8.1(d), by providing Tercica with notice of such election (“Genentech Manufacturing Opt-In”).

(i) AGHD Indication and Other Indications After Genentech Manufacturing Opt-In. In the event of a Genentech Manufacturing Opt-In, (A) Genentech shall be responsible, at its own cost, for the Manufacture of (1) all GH and (2) all Non-Short Stature Products needed for Development and Commercial purposes in the AGHD Indication and Other Indications; and (B) Tercica shall be responsible, and shall charge Genentech [ * ] of Tercica’s FBMC, for the Manufacture of (and shall supply to Genentech) all IGF-1 Formulated Bulk needed for Genentech’s Manufacture of Non-Short Stature Products for the AGHD Indication and Other Indications. Notwithstanding clause (B) in the preceding sentence, in the event of a Genentech Manufacturing Opt-In, Genentech may also elect (in its sole discretion) to be responsible, at its own cost, for the Manufacture of IGF-1 Formulated Bulk needed for Genentech’s Manufacture of Non-Short Stature Products for the AGHD Indication and Other Indications.

(ii) Short Stature Indications After Genentech Manufacturing Opt-In. In the event of a Genentech Manufacturing Opt-In, (A) Tercica shall continue to be responsible for the Manufacture of all Short Stature Products needed for Development and Commercial purposes in Short Stature Indications; (B) Tercica shall charge to TerGen Tercica’s FBMC for the Manufacture of (1) all IGF-1 Formulated Bulk and (2) all Short Stature Products needed for Development and Commercial purposes in Short Stature Indications; (C) Genentech shall be responsible, and shall charge to TerGen Genentech’s FBMC, for the Manufacture of (and shall supply to Tercica) all GH needed for Tercica’s Manufacture of Short Stature Products for Short Stature Indications; and (D) the Booking Party with respect to a given Short Stature Product shall charge to TerGen the Distribution Costs for such Combination Product.

(iii) Tercica Opt-Out With No Following Genentech Manufacturing Opt-In. In the event of a Tercica Opt-Out with no Genentech Manufacturing Opt-In, (A) Tercica shall continue to be responsible for the Manufacture of all Combination Product(s) needed for Development and Commercial purposes in all Indications; (B) Tercica shall charge Genentech [ * ] of Tercica’s FBMC for the Manufacture of (1) all IGF-1 Formulated

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Bulk and (2) all Non-Short Stature Products (which Tercica shall supply to Genentech) needed for Development and Commercial purposes in the AGHD Indication and Other Indications; (C) Genentech shall be responsible, at its own cost, for the Manufacture of (and shall supply to Tercica) all GH needed for Tercica’s Manufacture of Non-Short Stature Products for the AGHD Indication and Other Indications; (D) Tercica shall charge to TerGen Tercica’s FBMC for the Manufacture of (1) all IGF-1 Formulated Bulk and (2) all Short Stature Products needed for Development and Commercial purposes in Short Stature Indications; (E) Genentech shall charge to TerGen Genentech’s FBMC for the Manufacture of (and shall supply to Tercica) all GH needed for Tercica’s Manufacture of Short Stature Products for Short Stature Indications; and (F) the Booking Party with respect to a given Short Stature Product shall charge to TerGen the Distribution Costs for such Combination Product.

(e) Subcontracting the Manufacture of Combination Products, IGF-1 and GH. Tercica may only hire or otherwise subcontract with one or more Third Parties to Manufacture Combination Products and/or IGF-1 for which it is responsible under this Agreement with the prior written consent of Genentech, which consent shall not be unreasonably withheld or delayed. Genentech hereby consents (for the purpose of Section 6.3(a)) to Tercica’s sublicense of its rights to (i) Lonza Baltimore, Inc. (and any and all other subsidiaries of Lonza Group Ltd. including, without limitation, Lonza Hopkinton, Inc.); (ii) Hospira Worldwide, Inc.; (iii) Baxter Pharmaceutical Solutions, LLC; (iv) AAI Development Services (f/k/a AAI International); (v) Cardinal Health PTS, LLC; (vi) Covance UK; (vii) Fisher Clinical Services UK Limited; (viii) Fisher Clinical Services, Inc.; and (ix) Fisher Bioservices, Inc., in each case, to Manufacture any or all of the IGF-1 Formulated Bulk for which Tercica is responsible under this Agreement. Tercica hereby consents (for the purpose of Section 6.3(a)) to Genentech’s sublicense of its rights to one or more Third Parties selected by Genentech, in its sole discretion, to Manufacture any or all of the GH for which Genentech is responsible under this Agreement.

8.2 Provision of Know-How; Coordination of Manufacturing and Supply.

(a) Provision of Know-How by Genentech. Genentech shall provide all necessary Manufacturing expertise and Know-How (reasonably available to Genentech and in its Control) with respect to the Manufacture of GH (in the form supplied by Genentech). Further, upon request from Tercica, subject to the consent of Genentech (in its sole discretion), Genentech shall provide existing information (reasonably available to Genentech and in its Control) with respect to the compatibility of GH and final container-closure systems (e.g., a syringe or vial) (including leachables, extractables, processing ranges, real-time and accelerated stability, and other drug product qualification data) to support the Development of a pre-filled, dual-chamber container-closure system for Combination Products. For clarity, Genentech shall have no obligation to provide any other information to Tercica related to device technology including, without limitation, Genentech’s “Nutropin AQ Pen.”

(b) Provision of Know-How by Tercica. Tercica shall provide all necessary Manufacturing expertise and Know-How (reasonably available to Tercica and in its Control) with respect to the Manufacture of Combination Products and with respect to the Manufacture of IGF-1 Formulated Bulk (including, in the event of a Genentech Manufacturing Opt-In).

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(c) Coordination of Manufacturing and Supply. The JSC shall coordinate the Manufacturing and supply of all GH, IGF-1 Formulated Bulk and Combination Products required for the Parties’ Development and Commercialization of Combination Products. With respect to any (a) GH that Genentech is responsible for supplying to Tercica or (b) IGF-1 Formulated Bulk or Combination Products that Tercica is responsible for supplying to Genentech (if any), in each case, under Section 8.1 for Development purposes, such supply shall be provided to the other Party according to reasonable production forecasts and schedules established by the Parties.

8.3 Commercial Manufacturing and Supply Agreement. Within one hundred eighty (180) days after the initiation of the first Phase II/III or Phase III Clinical Trial of a Combination Product (unless otherwise agreed by the Parties), the Parties shall negotiate in good faith and execute a separate agreement relating to the Manufacture and supply of Combination Products for commercial use and sale under this Agreement (“Commercial Manufacturing and Supply Agreement”). The Commercial Manufacturing and Supply Agreement shall be consistent in all material respects with the terms and conditions of this Agreement and shall include all necessary provisions (a) generally found in agreements of like nature amongst similarly situated parties in the biopharmaceutical industry (including, without limitation, (i) an obligation that each Party shall use commercially reasonable efforts to reduce the cost of goods of those individual compounds in Combination Products and/or Combination Products that such Party is responsible for Manufacturing and supplying; (ii) provisions for continued supply in cases of breach; and (iii) an obligation to enter into a separate quality agreement relating to all technical requirements including, without limitation, supply organization, quality assurance, specifications, complaints and recalls, control of materials and analytical testing and validation of Combination Products) and (b) tailored to serve the needs of and carry out the obligations of the Parties under this Agreement.

8.4 Form of GH Supplied by Genentech. The GH that Genentech supplies to Tercica under Section 8.1 or under the Commercial Manufacturing and Supply Agreement shall be in the form of (a) Nutropin sodium bicarbonate bulk; (b) formulated Nutropin AQ bulk; or (c) unlabeled units of Genentech’s then current commercial configuration of Nutropin AQ, where the form of GH to be supplied for a particular purpose shall be in Genentech’s sole discretion and shall be set forth in the applicable Quality Agreement(s) and/or the Commercial Manufacturing and Supply Agreement. For clarity, Genentech shall have no obligation to provide GH in any form other than those specified in the preceding sentence, even in the event that the Parties agree to include in the definition of GH (under Article 1) an active pharmaceutical ingredient for a human growth hormone other than the active pharmaceutical ingredient in Nutropin AQ.

Article 9

Confidentiality and Publicity

9.1 Non-Use and Non-Disclosure of Confidential Information. Each Party agrees that all Confidential Information of a Party that is disclosed by a Party to the other Party (a) shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement or in order to further the purposes of this Agreement, (b) shall be maintained in

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confidence by the receiving Party and (c) shall not be disclosed by the receiving Party to any Third Party who is not an Affiliate or consultant of, or an advisor to, the receiving Party without the prior written consent of the disclosing Party. Notwithstanding the foregoing, the receiving Party shall be entitled to use and disclose Confidential Information to the extent such Confidential Information (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party as demonstrated by legally admissible evidence available to the receiving Party or its Affiliates, (b) either before or after the date of the disclosure to the receiving Party, is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information, (c) either before or after the date of the disclosure to the receiving Party, becomes published or otherwise part of the public domain through no fault or omission on the part of the receiving Party or its Affiliates, (d) is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information as demonstrated by competent written records, or (e) is required to be disclosed by the receiving Party to comply with applicable laws or regulations or to defend or prosecute litigation, provided that the receiving Party provides prior notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

9.2 Limitation on Disclosures. Each Party agrees that it shall limit disclosure of Confidential Information received from the other Party to its employees, consultants and advisors and the employees, consultants and advisors of its Affiliates who have a need to know and an obligation to maintain in confidence the Confidential Information of the disclosing Party.

9.3 Other Permitted Disclosure. Except as otherwise expressly provided herein, to the extent reasonably necessary to carry on the activities contemplated by this Agreement, each Party shall be permitted to (a) disclose or grant use of Confidential Information received under this Agreement to any of its permitted Sublicensees, agents, consultants, clinical investigators, collaborators or contractors, under confidentiality and non-use obligations at least as strict as those set forth in Section 9.1; (b) disclose Confidential Information received under this Agreement to actual or potential professional investors, acquirers, merger partners or retained professional advisors (e.g., attorneys, accountants and investment bankers), under confidentiality and non-use obligations at least as strict as those set forth in Section 9.1 provided such Party notifies the other as to the identity of the entities receiving the other Party’s Confidential Information within thirty (30) days following disclosure; and (c) to the FDA or other Regulatory Authority to the extent necessary for obtaining Regulatory Approval of a Combination Product.

9.4 Publications. In addition to the provisions of Section 9.7, in the event either Party wishes to publish or orally deliver a scientific article or speech relating to the Development of a Combination Product, such Party shall submit to the other Party a copy of each such proposed oral disclosure or written publication at least thirty (30) days prior to the anticipated oral disclosure or the submission of the written publication. The other Party shall review each such proposed oral disclosure or written publication in order to avoid the unauthorized disclosure of such Party’s Confidential Information and to preserve the patentability of inventions arising from this Agreement. As soon as reasonably possible, but in no event longer than within thirty (30) days following receipt of an advance copy of a publishing Party’s proposed oral disclosure or written publication, the reviewing Party shall inform the publishing Party if the proposed oral disclosure or written publication contains any of the reviewing Party’s Confidential Information or could be expected to have a material adverse effect on any patent rights of the reviewing Party. The publishing Party shall delete from any proposed oral

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disclosure or written publication any Confidential Information of the reviewing Party of which it is made aware by the reviewing Party and, if so requested by the reviewing Party, shall delay such proposed oral disclosure or written publication for a period of time sufficiently long to permit the timely preparation of a patent application by the reviewing Party.

9.5 Term. All obligations of confidentiality and restrictions on use of Confidential Information imposed under this Article 9 shall expire seven (7) years following the expiration or termination of this Agreement.

9.6 Termination of Mutual Confidentiality Agreements. As of the Effective Date, this Agreement supersedes and terminates the Mutual Confidentiality Agreement (effective as of February 11, 2005) and the Confidentiality Agreement (effective as of May 17, 2007) between the Parties (collectively, “Confidentiality Agreements”). All “INFORMATION” (as defined in the Confidentiality Agreements) exchanged between the Parties thereunder shall be deemed Confidential Information hereunder and shall be subject to the provisions of this Agreement, except to the extent that any such INFORMATION was used or disclosed by the receiving party under the Confidentiality Agreements for purposes allowed under the IGF-1 Agreements, in which case such use or disclosure shall be governed thereunder.

9.7 Publicity and Other Public Disclosures.

(a) Generally; Approved Press Release. For purposes of this Section 9.7, a “Disclosure” means a press release or other public disclosure concerning this Agreement or the subject matter hereof including, without limitation, the existence and terms of this Agreement and results of the Development or Commercialization of Combination Products. Disclosures include public communications that contain previously disclosed information. If a Party desires to make a Disclosure, it shall obtain the other Party’s prior written approval for the proposed Disclosure, subject to Section 9.7(b). Each Party agrees that the other Party shall have no less than five (5) business days (before the date of the proposed Disclosure) to review and provide comments regarding any proposed Disclosure (even if such proposed Disclosure is required by law, rule or regulation), unless a shorter review time is agreed to by both Parties. Genentech hereby gives its consent that Tercica may issue the press release set forth in Exhibit E. The provisions of this Section 9.7(b) are in addition to other provisions of this Agreement including, without limitation, other provisions of this Article 9.

(b) Public Disclosures Required by Law. In the event that one Party reasonably concludes that a Disclosure is required by law, rule or regulation (including, without limitation, the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of this Section 9.7(b), collectively, an “Exchange”)) and the other Party would prefer not to make such Disclosure, the Party seeking such Disclosure shall either (i) limit such Disclosure to address the concerns of the other Party or (ii) provide a written opinion from counsel stating that such limited Disclosure is not sufficient to comply with the applicable law, rule or regulation. Each

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Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

(c) Filing of Agreement. With respect to complying with the disclosure requirements of an Exchange, in connection with any required filing of this Agreement with such Exchange, the filing Party shall, at the request of the other Party, seek confidential treatment of portions of this Agreement from such Exchange and shall provide the other Party with the opportunity, for fifteen (15) days, to review and comment on any such proposed filing, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing.

9.8 Use of Names. Except as expressly provided in this Agreement, no right, express or implied, is granted by the Agreement to use in any manner the name of “Tercica,” “Genentech” or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

Article 10

Ownership of Intellectual Property; Joint Trademarks; Patent Rights

10.1 Ownership of Intellectual Property. Subject to the any licenses or other rights granted under this Agreement including, without limitation, under Article 6:

(a) Tercica shall own and retain all right, title and interest in and to the Tercica Know-How and Tercica Patents;

(b) Genentech shall own and retain all right, title and interest in and to the Genentech Know-How and Genentech Patents; and

(c) all Joint Know-How, Joint Patents and Joint Trademarks shall be jointly owned by the Parties. Each Party shall retain full ownership of the Joint Know-How, Joint Patents and Joint Trademarks, with full ownership rights in any field and the right to license, sublicense and otherwise exploit without the consent of the other Party, without accounting, except as otherwise expressly provided herein. The laws of the United States with respect to joint ownership of inventions shall apply in all jurisdictions giving force and effect to this Agreement. At the request of a Party, the other Party will execute such documents or take such actions as are necessary to effect the foregoing.

10.2 Selection, Registration and Protection of Joint Trademarks.

(a) Responsibilities of the Parties. The Parties’ rights and responsibilities with respect to Joint Trademarks are as follows: (i) in the absence of a Genentech Opt-In or following a Genentech Opt-Out, Tercica shall have the sole right and responsibility, at its sole cost and expense, for obtaining, maintaining, registering, extending, enforcing and defending trademark protection for all Joint Trademarks for all Combination Products in the Territory, provided that, prior to the Expiration of Genentech’s Options, any Joint Trademarks chosen for any Combination Product shall be subject to approval by the JSC; (ii) in the event of a Genentech

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Opt-In, and if there is no Genentech Opt-Out or Tercica Opt-Out, the JSC will be responsible for the oversight of obtaining, maintaining, registering, extending, enforcing and defending trademark protection for all Joint Trademarks for all Combination Products in the Territory, and the costs of such activities shall be shared equally by Genentech and Tercica; and (iii) in the event of a Genentech Opt-In followed by a Tercica Opt-Out, (A) the JSC will be responsible for the oversight of obtaining, maintaining, registering, extending, enforcing and defending trademark protection for all Joint Trademarks for Short Stature Products for Short Stature Indications in the Territory, and the costs of such activities shall be shared equally by Genentech and Tercica and (B) Genentech shall have the sole right and responsibility, at its sole cost and expense, for obtaining, maintaining, registering, extending, enforcing and defending trademark protection for all Joint Trademarks for Non-Short Stature Products for the AGHD Indication and Other Indications in the Territory.

(b) Limitations on Joint Trademarks. In the event of a Genentech Opt-In, and notwithstanding anything to the contrary in this Agreement, the Parties agree that any Joint Trademark and trade dress for Non-Short Stature Products in a given country in the Territory shall be substantially dissimilar to those in use in such country in connection with any Short Stature Products in Development or being Commercialized in such country. Further, the Parties agree that Joint Trademarks shall not include either Party’s house marks.

10.3 Patent Filings and Prosecution.

(a) Genentech Patents and Tercica Patents. Genentech and Tercica shall each have the sole right and responsibility, at its sole cost and expense, for filing, prosecuting and maintaining its Patents (i.e., the Genentech Patents or the Tercica Patents, respectively), including interference (subject to Section 10.3(d)), reexamination, reissue and opposition proceedings. Each Party shall (i) provide the other Party with copies of all draft applications for its Patents and related draft submissions and correspondence on the merits with and by the applicable Patent Office, in sufficient time to allow for review and comment by the other Party; (ii) provide the other Party and its counsel with an opportunity to consult with the filing Party regarding the filings and contents of any application, amendment, submission, response or correspondence with the applicable Patent Office; and (iii) consider in good faith the reasonable requests of the other Party regarding the filing and prosecution of such Patents, including interference, reexamination, reissue, and opposition proceedings.

(b) Joint Patents. Tercica shall have the first right and responsibility for filing, prosecuting and maintaining all Joint Patents in the Territory, including interference (subject to Section 10.3(d)), reexamination, reissue and opposition proceedings using outside counsel selected by Tercica, subject to Genentech’s prior approval, which shall not be unreasonably withheld. If Tercica elects not to file, prosecute or maintain a given Joint Patent in the Territory, it shall so inform Genentech in sufficient time to allow Genentech to file, prosecute and maintain such Joint Patent, which Genentech may do in its sole discretion. The Party filing, prosecuting or maintaining a given Joint Patent in the Territory shall (i) provide the other Party with copies of all draft applications for such Joint Patent and related draft submissions and correspondence on the merits with and by the applicable Patent Office, in sufficient time to allow for review and comment by the other Party; (ii) provide the other Party and its counsel with an opportunity to

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consult with the filing Party regarding the filings and contents of any application, amendment, submission, response or correspondence with the applicable Patent Office related to such Joint Patent; and (iii) consider in good faith the reasonable requests of the other Party regarding the filing and prosecution of such Joint Patent, including interference, reexamination, reissue and opposition proceedings. The costs of filing, prosecuting and maintaining all Joint Patents in the Territory shall be shared equally by Genentech and Tercica, regardless of which Party is performing such activities.

(c) Cooperation. Each Party shall, at the other Party’s reasonable request, assist such other Party and cooperate in the filing and prosecution of any application, amendment, submission, response or correspondence with respect to any Joint Patents, Genentech Patents, or Tercica Patents, including interference, reexamination, reissue, and opposition proceedings.

(d) Certain Patent Interferences. In the event that an interference is declared by the United States Patent and Trademark Office between a claim in one or more Genentech Patents and a claim in one or more Tercica Patents, or any of the foregoing and one or more Joint Patents, and such declared interference does not involve any patents or patent applications owned by a Third Party who is not an Affiliate, the Parties shall discuss within thirty (30) days of the declaration of such interference, or such other time as agreed upon, a mutually agreeable process to resolve such interference in a reasonable manner in conformance with all applicable legal standards; if the parties do not agree as to such process, each Party may proceed with the interference, in its sole discretion.

10.4 Patent and Trademark Costs. The costs of activities under Sections 10.2 and 10.3 that are shared by Genentech and Tercica shall include (a) the fees, costs and expenses paid to outside legal counsel and experts and (b) filing, prosecution and maintenance expenses incurred by a Party (other than incurred internally), in each case, paid or incurred in connection Joint Trademarks and Joint Patents, respectively. In no event shall the Parties share costs incurred by the Parties internally.

10.5 Patent Enforcement Rights.

(a) Notification of Infringement. If either Party learns of any actual or alleged infringement by a Third Party of the Tercica Patents, Genentech Patents or Joint Patents, such Party shall promptly notify the other Party and shall provide such other Party with any available evidence of such infringement.

(b) Enforcement.

(i) In the event of any actual or alleged infringement in the Territory of a Patent within the Genentech Patents identified in Section B.2 of Exhibit B, Genentech shall have the sole right, but not the obligation, to attempt to remove such infringement by commercially appropriate steps, including filing an infringement suit or taking other similar action. If required by law in order for Genentech to prosecute such suit or take such other action, Tercica shall join such suit as a party, and Genentech shall reimburse Tercica for reasonable costs incurred by Tercica with respect to such joinder.

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(ii) In the event of any actual or alleged infringement in the Territory of a Joint Patent or a Patent within the Genentech Patents identified in Section B.1 of Exhibit B, Genentech shall have the first right, but not the obligation, to attempt to remove such infringement by commercially appropriate steps, including filing an infringement suit or taking other similar action. If required by law in order for Genentech to prosecute such suit or take such other action, Tercica shall join such suit as a party, and Genentech shall reimburse Tercica for reasonable costs incurred by Tercica with respect to such joinder.

(iii) In the event of any actual or alleged infringement in the Territory of a Tercica Patent, Tercica shall have the first right, but not the obligation, to attempt to remove such infringement by commercially appropriate steps, including filing an infringement suit or taking other similar action. If required by law in order for Tercica to prosecute such suit or take such other action, Genentech shall join such suit as a party, and Tercica shall reimburse Genentech for reasonable costs incurred by Genentech with respect to such joinder.

(iv) If either Party, as applicable, fails within three (3) months following notice of actual or alleged infringement to take commercially appropriate steps with respect to such infringement of a Tercica Patent, Joint Patent or Patent within the Genentech Patents identified in Section B.1 of Exhibit B (taking into account the likelihood that such infringement will have a material adverse effect on the sale of Combination Products in the Territory either immediately or in the future) or otherwise indicates to the other Party in writing that the Party does not intend to take such steps, the other Party shall have the right to take commercially appropriate steps with respect to such infringement, including filing an infringement suit or taking other similar action (and if required by law in order for a Party to prosecute such suit or take such other action, the other Party shall join such suit as a party, and the prosecuting Party shall reimburse the joining Party for reasonable costs incurred by the joining Party with respect to such joinder); provided however, if such Party has commenced negotiations with an alleged infringer for discontinuance of such infringement within such three-month period, such Party shall have an additional three (3) months to conclude its negotiations before the other Party may take action with respect to such infringement. The Party not enforcing the applicable Tercica Patent, Joint Patent or Genentech Patent shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available at reasonable business hours, subject to the enforcing Party’s reimbursement of any reasonable expenses incurred by the non-enforcing Party.

(v) Any damages or other monetary awards recovered pursuant to this Section 10.5(b) shall be allocated first to the costs and expenses of the enforcing Party, and then to the costs and expenses, if any, of the other Party. Any amounts remaining shall be allocated ten percent (10%) to the enforcing Party and then allocated according to the infringement for which the damages are intended to compensate, as follows: (A) for any Indication for which the Parties are not sharing Operating Profits & Losses, any compensatory damages awarded to the Parties related to Combination Products for such Indication shall be allocated to the Party obligated to pay royalty payments for such Indication (and such amounts shall be considered Net Sales for the purpose of royalty calculations under Section G.2 or G.3 of Exhibit G, as applicable); (B) for any Indication for which the Parties are sharing Operating Profits & Losses, any compensatory damages awarded to the Parties related to Combination Products for such

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Indication shall be allocated between the Parties in accordance with the Parties’ Operating Profits & Losses sharing percentages for such Indication (under Section D.5 of the Financial Appendix); (C) any damages awarded to compensate for infringing activities outside of the Field with respect to the Genentech Patents shall be allocated to Genentech; (D) any damages awarded to compensate for infringing activities outside of the Field with respect to the Tercica Patents shall be allocated to Tercica; and (E) and any damages not so otherwise allocated shall be allocated to the enforcing Party.

(c) Settlement with a Third Party. The Party that controls the prosecution of a given claim of infringement against a Third Party pursuant to this Section 10.5 shall have the right to control settlement of such claim; provided however, that no settlement shall be entered into without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The proceeds of any such settlement shall be treated as damages recovered from litigation of such claim and allocated as such pursuant to the mechanism provided in 10.5(b)(v).

10.6 Infringement of Third Party Rights. If a Third Party asserts that a patent or other right owned by it is infringed by any Combination Product in the Territory, unless otherwise agreed by the Parties, the Parties shall enter into, or shall have entered into, an appropriate joint defense agreement, and thereafter the attorneys representing the Parties shall, working with the JSC, establish a plan for a common defense.

Article 11

Representations, Warranties and Covenants

11.1 Representations, Warranties and Covenants of Each Party. Each of the Parties hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:

(a) Such Party has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

(b) Such Party will comply at all times with the applicable provisions of Section 306 of the FFDCA and will upon request certify in writing to the other that neither it, nor its employees or any other entity or person providing services to such Party in connection with activities under this Agreement, has been debarred under the provisions of such Act.

(c) All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with this Agreement have been obtained.

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(d) The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable law or regulation or any provision of articles of incorporation, bylaws or limited partnership agreement of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

(e) Such Party will not at any time after the Effective Date enter into any agreements with any Third Party that would conflict with any of the licenses granted to the other Party in this Agreement.

(f) Such Party shall comply with all applicable laws and regulations (including, without limitation, of any relevant Regulatory Authorities) in performing activities under this Agreement.

11.2 Additional Warranties by Tercica. Tercica represents, warrants and covenants to Genentech that any Combination Product and/or IGF-1 supplied to Genentech under Section 8.3: (a) has been Manufactured, held and shipped in accordance with any Regulatory Approval by the FDA applicable to such Combination Product or IGF-1, applicable good manufacturing practices and all other applicable laws, rules, regulations or requirements; (b) has not been adulterated or misbranded, as defined in the FFDCA; (c) has been Manufactured in facilities that are licensed for the same in connection with such Regulatory Approval by the FDA at the time of such Manufacture; and (d) may be introduced into interstate commerce pursuant to the FFDCA.

11.3 Additional Warranties by Genentech. Genentech represents, warrants and covenants to Tercica that any GH supplied to Tercica for the Manufacture of Combination Products under Section 8.3: (a) has been Manufactured, held and shipped in accordance with any Regulatory Approval by the FDA applicable to such GH, applicable good manufacturing practices and all other applicable laws, rules, regulations or requirements; (b) has not been adulterated or misbranded, as defined in the FFDCA; and (c) has been Manufactured in facilities that are licensed for the same in connection with such Regulatory Approval by the FDA at the time of such Manufacture.

11.4 Disclaimer of Warranty of Non-Infringement. Each Party specifically disclaims any warranty to the other Party that the research, Development, modification, enhancement, improvement, Manufacture, use, importation, exportation, offering for sale or sale of any Combination Product does not infringe the Patents or other intellectual property rights of any Third Party.

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Article 12

Safety Reporting; Quality Agreement

12.1 Safety Reporting. The Parties shall comply with the terms and conditions to be set forth in one or more “Pharmacovigilance Agreements,” which shall specify worldwide safety reporting requirements and methods for the exchange of important safety information regarding Combination Products and/or the individual compounds in Combination Products (e.g., GH, IGF-1, BP3 and/or ALS). Such Pharmacovigilance Agreement(s) shall include reasonable terms mutually acceptable to both Parties (acceptance of each Party not to be unreasonably withheld) and shall be executed by the Parties at times to be determined by the Parties, provided that a Pharmacovigilance Agreement shall be executed prior to the first dosing of a human patient with a Combination Product.

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12.2 Quality Agreements. The Parties shall comply with the terms and conditions to be set forth in one or more “Quality Agreements,” which shall specify the roles and responsibilities of the Parties in the manufacture, testing, release and storage of Combination Products manufactured and supplied under Section 8.1 or under the Commercial Manufacturing and Supply Agreement. Such Quality Agreement(s) shall include reasonable terms mutually acceptable to both Parties (acceptance of each Party not to be unreasonably withheld) and shall be executed by the Parties at times to be determined by the Parties, provided that a Quality Agreement shall be executed prior to any provision of cGMP material (e.g., Combination Products, GH, IGF-1, BP3 and/or ALS) by one Party to the other. The form of GH that Genentech supplies to Tercica under Section 8.1 or under the Commercial Manufacturing and Supply Agreement shall be in accordance with Section 8.4.

Article 13

Term and Termination

13.1 Term. Unless earlier terminated in accordance with Section 13.3, the term of this Agreement shall commence as of the Effective Date and shall continue until both (a) all royalty obligations of the Parties under Sections G.2 and G.3 of Exhibit G expire, for those Indications on which royalties are due and (b) no Combination Products have been Developed or Commercialized by the Parties for a period of two (2) years, for those Indications for which the Parties are sharing Operating Profits & Losses.

13.2 Termination for Material Breach. If either Party materially breaches this Agreement, which breach is not cured within sixty (60) days (for purposes of this Section 13.2, the “Cure Period”) of notice of such breach from the non-breaching Party, the non-breaching Party shall have the right, at its sole option, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement (in its entirety or in part, as provided under Section 13.3 or Section 13.4, respectively) by notice of termination to the other Party; provided however, that any right to terminate under this Section 13.2 shall be stayed and the Cure Period tolled in the event that, during any Cure Period, the Party alleged to be in default has initiated dispute resolution in accordance with Article 15 with respect to the alleged default, which stay and tolling shall last so long as the initiating Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings.

13.3 Termination of Entire Agreement. If a breaching Party does not cure a material breach in accordance with Section 13.2, the non-breaching Party shall have the right to terminate this Agreement in its entirety, except as otherwise provided under Section 13.4 with respect to termination only with respect to a given Terminated Product Group. Further, a Party shall have the right to terminate this Agreement in its entirety in accordance with Section 6.6. Upon any termination of this Agreement in its entirety, the provisions of Section 13.4 shall apply to all Short Stature Products and all Non-Short Stature Products, each, respectively, as the Terminated Product Group.

13.4 Termination Related to a Product Group. If a non-breaching Party has the right to terminate this Agreement due to an uncured material breach in accordance with Section 13.2, and such material breach relates solely to one or more Short Stature Products or

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solely to one or more Non-Short Stature Products, the non-breaching Party may terminate this Agreement only with respect to those Combination Products in the product group to which such material breach relates (i.e., the non-breaching Party may terminate the breaching Party’s rights and licenses only with respect to all Short Stature Products or only with respect to all Non-Short Stature Products, as the case may be), and all Combination Products in the product group being terminated are referred to collectively as the “Terminated Product Group.” Effective as of the date that the notice of termination is received by the breaching Party (“Termination Date”), the following provisions of this Section 13.4 shall apply:

(a) Termination of Breaching Party License to Terminated Product Group; Survival of Sublicenses. The rights and licenses (if any) granted to the breaching Party under Section 6.1 (if Tercica is the breaching Party) or under Section 6.2 (if Genentech is the breaching Party) are hereby automatically terminated to the extent such rights and licenses encompass the Terminated Product Group. The breaching Party’s ownership interest in any Joint Trademarks that identify Combination Products in the Terminated Product Group are hereby automatically assigned to the non-breaching Party and, after such assignment, such Joint Trademarks shall be deemed to no longer be within the defined term “Joint Trademarks.” A given existing sublicense granted to a permitted Sublicensee under such terminated licenses and assigned trademarks, if any, shall continue in full force and effect following such termination and assignment, provided that (i) such Sublicensee is in good standing at the time of such termination; (ii) such Sublicensee agrees in writing to be bound by all the terms and conditions of this Agreement that are applicable to such Sublicensee including, without limitation, rendering directly to the non-breaching Party all payments and other obligations due to the non-breaching Party related to such sublicense; and (iii) the non-breaching Party is not terminating this Agreement in its entirety in accordance with Section 6.6. If the Parties were sharing Operating Profits & Losses with respect to the Terminated Product Group, a final accounting of such Operating Profits & Losses as of the Termination Date shall be made, and outstanding amounts due shall be paid within one hundred twenty (120) days of the Termination Date.

(b) License to Genentech for Terminated Product Group. In the event Tercica is the breaching Party, the provisions of this Section 13.4(b) shall apply. Whether or not the licenses (if any) granted to Genentech under Sections 6.2(a) and 6.2(b) encompass the Terminated Product Group, Tercica hereby grants to Genentech with respect to the Terminated Product Group (i) the license described in Section 6.2(a), as an exclusive, sublicensable (without any need for consent) license and (ii) the license described in Section 6.2(b), as a non-exclusive, sublicensable (without any need for consent) license. In consideration for the foregoing licenses, Genentech shall pay a royalty to Tercica under Section G.3 of Exhibit G which, after the Termination Date, in all cases (e.g., regardless of when or if Tercica Opted-Out), shall be [ * ] (for purposes of this Section 13.4(b), the “Tercica Royalty Rate”) of Net Sales of all Combination Products in the Terminated Product Group for all Indications in the Territory, for the royalty term set forth in Section G.8 of Exhibit G. Notwithstanding the foregoing, but only in the event that (i) the Terminated Product Group is Short Stature Products; (ii) Genentech’s right to terminate such Terminated Product Group is solely due to Tercica’s breach of its diligence obligations under Section 4.6 or Section 5.5 with respect to Short Stature Products (e.g., the Agreement is not being terminated in its entirety); and (iii) the first patient was dosed in at least one Phase II/III or Phase III Clinical Trial for a Short Stature Product prior to the

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Termination Date, the Tercica Royalty Rate for such Terminated Product Group shall be as follows: (A) [ * ], if no Short Stature Product has been granted Regulatory Approval in (at least one of) France, Germany, Italy, Spain, the United Kingdom or the United States and (B) [ * ], if such Regulatory Approval has been granted.

(c) License to Tercica for Terminated Product Group. In the event Genentech is the breaching Party, the provisions of this Section 13.4(c) shall apply. Whether or not the licenses granted to Tercica under Sections 6.1(a) and 6.1(b) encompass the Terminated Product Group, Genentech hereby grants to Tercica with respect to the Terminated Product Group (i) the license described in Section 6.1(a), as an exclusive, sublicensable (without any need for consent) license and (ii) the license described in Section 6.1(b), as a non-exclusive, sublicensable (without any need for consent) license. Genentech also hereby grants to Tercica a fully paid-up, non-exclusive, sublicensable (without any need for consent) license, under Genentech’s Manufacturing IP (as defined in Section 13.4(f)(i)), to Manufacture and import GH for use in the Manufacture of the Terminated Product Group. In consideration for the foregoing licenses, Tercica shall pay a royalty to Genentech under Section G.2 of Exhibit G which, after the Termination Date, in all cases (e.g., regardless of whether or if Genentech Opted-In or Genentech Opted-Out), shall be [ * ] of Net Sales of all Combination Products in the Terminated Product Group for all Indications in the Territory, for the royalty term set forth in Section G.8 of Exhibit G.

(d) Transfer of Materials and Information; Regulatory Authority Submissions. To the extent related to the Terminated Product Group and necessary for the continued Development and Commercialization of the Terminated Product Group by the non-breaching Party, within ninety (90) days after the Termination Date, the breaching Party shall (i) transfer to the non-breaching Party copies of its existing Know-How (other than Know-How to be transferred under Section 13.4(f)(i)), pre-clinical and clinical data, assays and associated materials, and protocols and procedures and (ii) allow the non-breaching Party to cross-reference (or transfer to the non-breaching Party, if it so requests) any INDs, NDAs or other submissions filed with any Regulatory Authority and provide the non-breaching Party with copies of any Regulatory Authority Documentation. The breaching Party shall, at its expense, effect all of the activities specified in this Section 13.4(d) in a timely and orderly fashion so as to preserve the value of what is being transferred in all material respects.

(e) Transition of Responsibilities. The breaching Party shall make its personnel and other resources reasonably available to the non-breaching Party as necessary to effect an orderly transition of Development and Commercialization responsibilities, with the reasonable cost of such personnel and resources to be borne by the breaching Party.

(f) Technology Transfer Agreement. For purposes of this Section 13.4(f), “Supplied Product” means all Combination Products in the Terminated Product Group and all of the individual compounds in such Combination Products that the breaching Party is responsible for Manufacturing and supplying as of the Termination Date. The Parties shall negotiate in good faith and enter into a Technology Transfer Agreement (for purposes of this Section 13.4(f), a “Technology Transfer Agreement”) to enable the non-breaching Party to Manufacture (or have Manufactured by a Third Party) the Supplied Product. If the Parties fail to

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enter into the Technology Transfer Agreement within six (6) months of the Termination Date, either Party may invoke the dispute resolution procedures of Article 15 to resolve the disputed matters related to the Technology Transfer Agreement. The Technology Transfer Agreement shall include the following terms and conditions, together with such other customary representations, warranties, covenants and conditions, satisfactory in form and substance to the Parties and their legal advisors, as are necessary or appropriate for transactions of this type:

(i) For purposes of this Section 13.4, “Manufacturing IP” means Know-How and Patents that are Controlled by the breaching Party as of the Termination Date and which are necessary or used by the breaching Party to Manufacture the Supplied Product as manufactured by the breaching Party (or its contract manufacturer) under this Agreement as of the Termination Date. The breaching Party shall, at its expense, transfer its Manufacturing IP Know-How to the non-breaching Party and provide related technical consultation to the non-breaching Party, provided that such consultation shall be solely to the extent reasonably necessary to transfer the production process for the Supplied Product to a fully capable, large scale manufacturer.

(ii) The breaching Party shall have no obligation to provide any assistance or support related to the physical plant or to transfer or otherwise provide any equipment to the non-breaching Party.

(iii) The breaching Party’s obligation to Manufacture and supply the Supplied Product to the non-breaching Party shall continue for a period of three (3) years from the effective date of the Technology Transfer Agreement; provided, however, if the non-breaching Party is using diligent efforts to obtain Regulatory Approval for its Manufacture of the Supplied Product, it shall have the option to extend such period for an additional year. The breaching Party shall charge the non-breaching Party [ * ] of the breaching Party’s FBMC for Supplied Product Manufactured and supplied under this Section 13.4(f)(iii).

13.5 Surviving Rights. Article 1; Sections 6.1(c), 6.2(c), 6.4 and 6.5; Article 9; Sections 10.1, 10.3(b), 10.3(c) with respect to Joint Patents only, 10.3(d) and 10.4; Sections 13.4, 13.5 and 13.6; Article 14; Article 15 and Article 16 and the rights and obligations contained therein shall survive the termination or expiration of this Agreement. Exhibit D and Exhibit G shall survive the termination or expiration of this Agreement to the extent applicable to (a) payments that have accrued and remain unpaid as of the Termination Date; (b) records retention and audits of any payments under this Agreement; and (c) the survival of licenses provided under Section G.8(c) of Exhibit G.

13.6 Accrued Rights. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights that have accrued to the benefit of either Party prior to such termination, relinquishment or expiration, including damages arising from breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations, which are expressly indicated to survive termination or expiration of the Agreement.

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Article 14

Product Liability, Indemnification and Insurance

14.1 Combination Products for Indications with Shared Operating Profits & Losses. The Parties agree that any Liability arising out of any claims (including, without limitation, claims for bodily or personal injury or property damage), suits, actions, demands or other proceedings by any Third Party other than an Affiliate of a Party (collectively, “Third Party Claims”) resulting from the Development, Manufacture or Commercialization of any Combination Product for an Indication subject to shared Operating Profits & Losses (in accordance with Section 2.6 and related provisions) shall be charged to TerGen as Other Operating Income/Expense, except to the extent that such Liability arises from (a) any negligence or willful misconduct of one of the Parties or any of their respective Affiliates or Sublicensees or (b) a manufacturing defect in a product (or component thereof) Manufactured by (or on behalf of) one of the Parties under Article 8. “Liability” means losses, liabilities, costs, expenses (including reasonable attorneys’ fees), penalties, judgments and/or other damages.

14.2 Indemnification by Genentech. Subject to Section 14.4, Genentech agrees to defend, at its own cost and expense, and to indemnify and hold harmless Tercica and its Affiliates, and their respective directors, officers, employees and agents (for purposes of this Section 14.2, the “Tercica Indemnified Parties”) from and against any Liability arising out of any Third Party Claims resulting from (a) the Development, Manufacture or Commercialization activities performed by Genentech or any of its Affiliates or Sublicensees related to a Combination Product for an Indication that is subject to royalty payments under Section G.3 of Exhibit G; (b) negligence or willful misconduct by Genentech or any of its Affiliates or Sublicensees; or (c) a manufacturing defect in a product (or component thereof) Manufactured by (or on behalf of) Genentech under Article 8, in all cases, except to the extent that such Liability arises from any negligence or willful misconduct by the Tercica Indemnified Party seeking indemnification or any other Tercica Indemnified Party.

14.3 Indemnification by Tercica. Subject to Section 14.4, Tercica agrees to defend, at its own cost and expense, and to indemnify and hold harmless Genentech and its Affiliates, and their respective directors, officers, employees and agents (for purposes of this Section 14.3, the “Genentech Indemnified Parties”) from and against any Liability arising out of any Third Party Claims resulting from (a) the Development, Manufacture or Commercialization activities performed by Tercica or any of its Affiliates or Sublicensees related to a Combination Product for an Indication that is subject to royalty payments under Section G.2 of Exhibit G (or that would be subject to such royalty payments in the event of the Expiration of Genentech’s Options); (b) negligence or willful misconduct by Tercica or any of its Affiliates or Sublicensees; or (c) a manufacturing defect in a product (or component thereof) Manufactured by (or on behalf of) Tercica under Article 8, in all cases, except to the extent that such Liability arises from any negligence or willful misconduct by the Genentech Indemnified Party seeking indemnification or any other Genentech Indemnified Party.

14.4 Indemnification Procedures.

(a) Notice. Each indemnified Party agrees to give the indemnifying Party notice, as soon as practicable, but in any event within thirty (30) days if possible, of any Liability or the

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discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 14.2 or 14.3. An indemnified Party’s failure to provide such notice to the indemnifying Party shall constitute a waiver of the indemnifying Party’s indemnification obligations if, and only if, the indemnifying Party is materially damaged by such failure.

(b) Cooperation. Each Party shall furnish promptly to the other Party copies of all papers and official documents received with respect to any Third Party Claims. The indemnified Party shall cooperate with the indemnifying Party, at the indemnifying Party’s request and expense including, without limitation, by providing witnesses and records necessary in the defense against any Third Party Claim. The indemnified Party shall have the right to retain counsel at its own cost and expense.

(c) Settlements by Indemnifying Party. With respect to any Liability relating solely to the payment of money damages for which the indemnifying Party acknowledged in writing the obligation to indemnify the indemnified Party, the indemnifying Party shall have the sole right to defend, settle, or otherwise dispose of such Liability, on such terms as the indemnifying Party, it its sole discretion, shall deem appropriate, provided that such defense, settlement or disposition (i) will not result in the indemnified Party’s becoming subject to injunctive or other relief and (ii) does not contain an admission of guilt or other responsibility or liability by the indemnified Party or otherwise adversely affect the business of the indemnified Party in any material manner. With respect to all other Liability, the indemnifying Party shall obtain the written consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing thereof.

(d) Settlements by Indemnified Party. The indemnifying Party shall not be liable for any settlement or other disposition of a Liability by the indemnified Party that is reached without the written consent of the indemnifying Party.

(e) Reimbursements. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by any indemnified Party in connection with any Liability shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s rights to contest the indemnified Party’s right to indemnification, and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

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14.5 Limitation on Damages. EXCEPT WITH RESPECT TO DAMAGES ACCRUING UNDER SECTIONS 14.2 OR 14.3, AS APPLICABLE, IN NO EVENT SHALL A PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (A) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY PRODUCT OR COMPOUND DEVELOPED, MANUFACTURED OR MARKETED HEREUNDER OR (B) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

14.6 Insurance. Each Party shall have and maintain such type and amounts of liability insurance covering the Development, Manufacture, supply, use, and sale, (as applicable to such Party) of IGF-1, GH and Combination Products as is normal and customary in the pharmaceutical industry generally for parties similarly situated, with a minimum combined single limit per occurrence for products liability as follows: (a) a minimum limit of one million dollars ($1,000,000) at all times; (b) a minimum limit of ten million dollars ($10,000,000) for any period during which a Party is conducting a clinical trial(s) with any Combination Product; and (c) a minimum limit of twenty million dollars ($20,000,000) for any period during which a Party is selling any Combination Product. Each of the foregoing insurance policies shall be primary insurance. This insurance shall be carried with insurance companies with a Best rating of A-XII or better by Genentech (provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such insurance), and A-VII or better by Tercica. If carried under a claims made form, this insurance shall be carried by each Party for a minimum of ten (10) years following the termination or expiration of this Agreement. Upon request, each Party shall provide the other Party with a copy of its policies of insurance, or a certificate of insurance in that regard, along with any material amendments and revisions thereto. Each Party shall name the other Party as an additional insured on the insurance policies discussed in this Section 14.6. Notwithstanding the foregoing, Tercica shall not be required to obtain or maintain product liability insurance until the earlier of (a) the commencement of Tercica’s first clinical trial using a Combination Product or (b) Tercica commencing supply of a Combination Product to any Third Party for human use.

Article 15

Dispute Resolution

15.1 Disputes Generally. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 if and when a dispute arises under this Agreement.

15.2 Internal Resolution. Unless otherwise specifically recited in this Agreement, disputes between the Parties which are not resolved by the JSC will be resolved in accordance with this Article 15. Any disputes relating to the relationship between the Parties established

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hereunder shall be first referred to the Chief Executive Officer of Tercica and a senior officer of Genentech (at no less than vice-president level) designated by Genentech as responsible for resolving disputes at any time after such dispute has arisen and either Party believes that there has been sufficient discussion of the matter at the JSC level. The senior officers shall in good faith attempt to resolve the dispute presented to them. If, however, the senior officers are unable to resolve such a dispute within ninety (90) days of being requested by a Party to resolve the dispute, either Party may, by notice to the other, invoke the provisions of Section 15.3 or 15.4, as applicable. Any statute of limitations or similar time periods shall be tolled during such period.

15.3 Arbitration. The Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, enforceability or invalidity thereof, shall be resolved through negotiation. If a dispute arises between the Parties, and if said dispute cannot be resolved pursuant to Section 15.2, however, then any such dispute, controversy or claim arising out of or relating to any provision of this Agreement, including, without limitation, the interpretation, enforceability, performance, breach, termination or validity hereof, including, without limitation, this arbitration clause, shall be solely and finally settled by arbitration in the manner specified in this Section 15.3, except as otherwise provided in Section 15.4. All arbitration proceedings shall be conducted in the San Francisco Bay Area or such other location as is mutually agreed to by the Parties. The arbitration proceedings shall be conducted under the procedural rules of the American Arbitration Association or such other forum as is mutually agreed to by the Parties. The Party requesting arbitration shall serve upon the other Party a written demand for arbitration stating the substance of the controversy, dispute or claim, and the contention of the Party requesting arbitration. Within sixty (60) days after the demand, the Parties shall select three (3) arbitrators as follows: each Party shall designate one arbitrator, and those two arbitrators shall designate a third. The decision of the arbitrators shall be in writing and set forth the basis therefor. The arbitrators shall have the authority to award such remedies as they believe are appropriate in the circumstances, including, but not limited to, compensatory damages, interest, tort damages (but not consequential and incidental damages or punitive or similar damages) and specific performance and other equitable relief. The Parties shall abide by the award rendered in such arbitration proceeding, and such award may be entered, enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is sought. The Parties shall divide equally the administrative charges, arbitrators’ fees and related expenses of arbitration, but each Party shall pay its own attorneys’ fees incurred in connection with such arbitration; provided however, if the arbitrators specifically determine that one Party prevailed clearly and substantially over the other Party, then the arbitrators may require that the non-prevailing Party shall also pay the prevailing Party’s reasonable attorneys’ fees and expert witness costs and arbitration costs.

15.4 Subject Matter Exclusions. Notwithstanding the provisions of Section 15.3, any dispute not resolved internally by the Parties pursuant to Section 15.2 that involves the validity of a patent licensed to a Party under this Agreement (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

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15.5 Injunctive Relief. Each Party acknowledges and agrees that nothing in this Article 15 shall prevent a Party from seeking injunctive relief in a court of law if such Party reasonably believes that complying with the dispute resolution procedures set forth herein would cause it irreparable harm.

Article 16

Miscellaneous

16.1 Exports. Each Party acknowledges that the export of technical data, materials and products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls that are beyond the reasonable control of either Party. Each Party agrees not to export or reexport, directly or indirectly, any technical data, information or products generated under this Agreement in violation of any governmental regulations and to obtain similar covenants from their Affiliates, Sublicensees and contractors with respect to the subject matter of this Agreement.

16.2 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of the Bankruptcy Code licenses of rights of “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

16.3 Assignment. Neither Party may assign this Agreement in its entirety to a Third Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, without the prior written consent of the other Party, either Party may assign this Agreement in its entirety:

(a) to any of its Affiliates, provided that any such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement; or

(b) in connection with a merger or similar reorganization or the sale of all or substantially all of its assets to which this Agreement relates.

Any attempted assignment in violation of this Section 16.3 shall be void and of no effect. All valid assignments shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Genentech or Tercica, as the case may be. If either Party assigns this Agreement under clause (b) above or seeks and obtains the other Party’s consent to assign this Agreement in its entirety to a Third Party, the assignee shall assume all obligations of its assignor under this Agreement.

16.4 Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties (including, without limitation, the following: acts of God; acts or omissions of any government; any rules,

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regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; flood; storm; earthquake; accident; acts of war or terrorism; rebellion; insurrection; riot and invasion), provided that such failure or omission resulting from one of the foregoing causes is cured as soon as practicable after its occurrence.

16.5 Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Genentech, on the one hand, nor Tercica, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that shall be binding on the other, without the prior written consent of the other Party to do so (in its sole discretion). All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

16.6 Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

16.7 Notices. Except as otherwise expressly provided in the Agreement, any notice required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested. Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 16.7 by sending notice to the other Party.

If to Tercica, to:
Tercica, Inc.
2000 Sierra Point Parkway, Suite 400
Brisbane, CA 94005
Attention: General Counsel
Facsimile: (650) 238-1520

If to Genentech, to:
Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attention: Corporate Secretary
Facsimile: (650) 952-9881

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With a required copy to:

Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attention: VP, Alliance Management
Facsimile: (650) 467-3294

16.8 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of such Party’s rights or such Party’s failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

16.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (b) the Parties agree to negotiate provisions, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

16.10 Entire Agreement; Modifications. This Agreement, including all Exhibits or appendices attached hereto which are hereby incorporated herein by reference, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof including, without limitation, the Confidentiality Agreements. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized representatives of the Parties.

16.11 Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of California notwithstanding the provisions governing conflicts of laws under such law of the State of California to the contrary, provided that matters of intellectual property law shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

16.12 Captions and Construction. Titles, headings and other captions are for convenience only and are not to be used for interpreting this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.

16.13 Consultation with Counsel. Each Party has been informed of its right to consult with an attorney, has had the opportunity to consult with an attorney of its choice and has read

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this Agreement, with assistance from its counsel of choice, if desired. Each Party understands all of this Agreement’s terms. Each Party has been given a reasonable amount of time to consider the contents of this Agreement voluntarily with full knowledge of this Agreement’s legal significance.

16.14 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

16.15 HSR Act.

(a) HSR Filing. Each of Genentech and Tercica shall, within fifteen (15) days after Execution Date, file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, any HSR Filing required of it under the HSR Act with respect to the subject matter of this Agreement, which forms shall specifically request early termination of the initial HSR Act waiting period. The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing. The Parties commit to instruct their respective counsel to cooperate with each other and use good faith, diligent efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period, such good faith diligent efforts to include counsel’s undertaking: (i) to keep each other appropriately informed of communications received from and submitted to personnel of the reviewing antitrust authority; and (ii) to confer with each other regarding appropriate contacts with and response to personnel of the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice. Each Party shall be responsible for its own costs, expenses and filing fees associated with any HSR Filing. In respect of any HSR Filing, each of Genentech and Tercica shall use its good faith, diligent efforts to eliminate any concern on the part of any court or governmental authority regarding the legality of the proposed transaction, including cooperating in good faith with any government investigation and the prompt production of documents and information demanded by a second request for documents and of witnesses if requested, and to cause the Effective Date of this Agreement to occur as soon as practical, as provided in Section 16.15(b). Nothing in this Section shall: (i) require either Party to consent to the divestiture or other disposition of any of its or its Affiliates’ (and, for purposes of this Section 16.15(a) only, Genentech’s Affiliates shall include Roche Holding Ltd and its affiliates) assets or to consent to any other structural or conduct remedy, and (ii) each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice or any Third Party respecting the transactions contemplated by this Agreement.

(b) Effective Date of this Agreement. Tercica shall provide notice to Genentech promptly after all of the HSR Conditions are met. Except for the specific provisions expressly identified in Section 16.15(c), this Agreement shall not be effective until the effective date of such notice, determined in accordance with Section 16.7 (“Effective Date”). As of the Effective Date, all of the provisions of this Agreement shall be become effective automatically.

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(c) Portions of Agreement Effective as of Execution Date. Notwithstanding Section 16.15(b) and anything in this Agreement to the contrary, the following provisions of this Agreement shall be in full force and effect as of the Execution Date: Article 1 (Definitions) and Article 16 (Miscellaneous).

(d) Termination in Event of Second Request. In the event of a second request for documents (as such term is routinely used by members of the business community and the antitrust bar to refer to requests by the government for additional information after the HSR Filing), either Party may terminate this Agreement upon notice to the other Party, in which case, notwithstanding the obligations of the Parties under Section 16.15(a) or the provisions that are stated to survive under Section 13.5, all provisions of this Agreement shall terminate and be of no force or effect.

{Signature Page Follows}

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be made as of the Execution Date and to be executed and delivered by their duly authorized representatives.

TERCICA, INC.		GENENTECH, INC.

By:	/s/ John A. Scarlett	By:	/s/ David Ebersman
Name:	John A. Scarlett	Name:	David Ebersman
Title:	President & CEO	Title:	Executive VP & CFO

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EXHIBIT A

EXCLUDED INDICATIONS

Closed traumatic injury to head

Open traumatic injury to head

Traumatic or crush injury to spinal cord

Birth asphyxia

Perinatal asphyxia

In utero asphyxia

Toxic injury to brain

Near drowning

Acute meningitis (viral or bacterial)

Post cardiac bypass surgery

Post extra corporeal membrane oxygenation

Anaesthetic maladventure

Carbon monoxide poisoning

Status epilepticus

Apparent life threatening event of infancy (near miss cot death)

Asphyxiation

Acute Encephalomyelitis

Multiple Sclerosis

A-1

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EXHIBIT B

GENENTECH PATENTS

B.1: Genentech Patents Specific to Combination Products

In addition to the Patents listed in the following table, Section B.1 of Exhibit B of this Agreement includes any Patent included in: (a) Section B.1 of Exhibit B of the U.S. IGF-1 Agreement or (b) Section B.1 of Exhibit B of the International IGF-1 Agreement, in each case, to the extent such Patent includes a Valid Claim that Covers Combination Product(s) in the Field.

Docket No.	Subject Matter	US Patent No.
[ * ]	[ * ]	[ * ]

B.2: Genentech Patents More Broadly Applicable to Proteins and Genentech Patents Specific to GH

In addition to the Patents listed in the following table, Section B.2 of Exhibit B of this Agreement includes any Patent included in: (a) Section B.2 of Exhibit B of the U.S. IGF-1 Agreement or (b) Section B.2 of Exhibit B of the International IGF-1 Agreement, in each case, to the extent such Patent includes a Valid Claim that Covers Combination Product(s) in the Field.

Docket No.	Subject Matter	US Patent/Publication No.
[ * ]	[ * ]	[ * ]

B-1

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EXHIBIT C

INITIAL DEVELOPMENT PLAN

C-1

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Confidential

Overview of the Proposed Tercica Development Plan for

rhGH/rhIGF-1 Combination Products in Short Stature

and Adult Growth Hormone Deficiency

[ * ]

References

1.	Clark, R.G., D.L. Mortensen, and L.M.S. Carlsson, Insulin-like growth factor-1 and growth hormone (GH) have distinct and overlapping anabolic effects in GH-deficient rats. Endocrine, 1995. 3: p. 297-304.

2.	Clark, R.G., et al., Additive effects on body growth of insulin-like growth factor-1 and growth hormone in hypophysectomized rats. Endocrinol Metab, 1994. 1: p. 49-54.

3.	Fielder, P.J., et al., Differential long-term effects of insulin-like growth factor-I (IGF-I), growth hormone (GH), and IGF-I plus GH on body growth and IGF binding proteins in hypophysectomized rats. Endocrinology, 1996. 137(5): p. 1913-20.

4.	Cohen, P., et al. IGF-based dosing of growth hormone accelerates the growth velocity of children with growth hormone deficiency (GHD) and idiopathic short stature (ISS). in ESPE/LWPES 7th Joint Meeting. 2005. Lyon, France.

5.	Mauras, N., et al., Insulin-like growth factor I and growth hormone (GH) treatment in GH-deficient humans: differential effects on protein, glucose, lipid, and calcium metabolism. J Clin Endocrinol Metab, 2000. 85(4): p. 1686-94.

6.	Ford, E.S., W.H. Giles, and W.H. Dietz, Prevalence of the metabolic syndrome among US adults: findings from the third National Health and Nutrition Examination Survey. JAMA, 2002. 287(3): p. 356-9.

7.	Carroll, P.V., et al., Growth hormone deficiency in adulthood and the effects of growth hormone replacement: a review. Growth Hormone Research Society Scientific Committee. J Clin Endocrinol Metab, 1998. 83(2): p. 382-95.

8.	Vance, M.L. and N. Mauras, Growth hormone therapy in adults and children. N Engl J Med, 1999. 341(16): p. 1206-16.

9.	American Association Of Clinical Endocrinologists Medical Guidelines For Clinical Practice For Growth Hormone Use In Adults And Children—2003 Update. http://www.aace.com/pub/pdf/guidelines/hgh.pdf

2

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Confidential

EXHIBIT D

FINANCIAL APPENDIX

This Financial Appendix covers financial planning and accounting policies and procedures to be followed in determining and sharing Operating Profits & Losses under the Agreement. For that purpose, this Financial Appendix (in conjunction with Exhibit G) defines the components of Operating Profits & Losses, and sets forth principles and methods for forecasting, reporting, accounting, making payments, auditing accounts and other related matters. This Financial Appendix is incorporated into and is a part of the Agreement, and is governed by the terms and conditions of the Agreement, including the confidentiality provisions. In the event of a conflict between a provision in this Financial Appendix and the main body of the Agreement, the provision in the main body of the Agreement shall govern and control.

This Financial Appendix shall apply following a Genentech Opt-In until a Genentech Opt-Out (if ever) to the Development and Commercialization of all Combination Products for all Indications in the Territory, unless and until a Tercica Opt-Out (if ever), in which case it shall apply only to the Development and Commercialization of Combination Products for Short Stature Indications in the Territory.

D.1 Financial Appendix Definitions.

All capitalized terms used in this Financial Appendix shall have the meanings set forth in this Section D.1 or, if no definition is set forth in Section D.1, then as set forth in Article 1 of the Agreement.

[ * ]

D.1.18 “TerGen” is defined in Section D.2.1.

D.2 Accounting Principles.

D.2.1 No Legal Status. For purposes of this Financial Appendix only, the consolidated accounting of operations for the collaboration in the Territory under this Agreement shall be referred to as “TerGen.” TerGen is not a legal entity and has been defined for identification purposes only.

D.2.2 Fiscal Year. The fiscal year of TerGen is a calendar year.

D.2.3 Booking Sales. Which Party books sales of a given Combination Product shall be consistent with the Parties’ responsibilities for selling and marketing such Combination Product (as responsibilities for such activities are specified in the applicable Commercialization Plan) in accordance with GAAP.

D.2.4 Accounting Treatment for Operating Profits & Losses. In determining and reporting Operating Profits & Losses, the Parties shall apply GAAP. Each Party shall provide financial information under this Agreement in a format consistent with GAAP and the definitions set forth in this Agreement, and shall perform calculations to determine Operating Profits & Losses in accordance with GAAP. The Parties shall work together in good faith to harmonize their accounting treatment to reflect GAAP.

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Confidential

D.2.5 Accounting and Cost Categories. Definitions of the various categories of revenues, costs and expenses included in Operating Profits & Losses shall be interpreted in accordance with GAAP. As such, without limiting the generality of the foregoing, no cost allocated to any one particular category hereunder will be duplicated in any other category, and each category shall only include costs that are directly allocable to that category.

D.2.6 Project Reporting. Each Party shall maintain a project cost accounting system and shall report its costs and expenses in a manner consistent with such system. In general, project cost accounting systems report actual time spent on specific projects, apply the actual labor costs, capture actual costs of specific projects and allocate other expenses to projects.

D.3 Financial Planning and Annual Budgets.

D.3.1 Preparation of Annual Budgets. At least seventy-five (75) days prior to the beginning of each calendar year, or on another schedule agreed to by the JSC, each Party shall prepare and submit to the JSC the proposed Annual Budget(s) for which it is responsible (under Section 4.2(c) and Section 5.2(b)), for the next calendar year, for approval by the JSC. Each proposed Annual Budget submitted to the JSC (under Section 4.2 and Section 5.2) shall be substantially the same as the budget approved by the submitting Party’s internal committee that is responsible for approving budgets for the relevant Development or Commercialization program (e.g., as of the Execution Date, for Genentech, its “Portfolio Planning Committee” and for Tercica, its “Management Committee”). The JSC shall discuss, revise (as needed) and approve a given Annual Budget in light of the associated Development Plan or Commercialization Plan within thirty (30) days of its submission, or on another schedule agreed to by the JSC. If a Party does not submit a given Annual Budget for which it is responsible, such Annual Budget shall be deemed to be zero dollars for the applicable calendar year (including for purposes of determining material variances under Section D.3.3). If a Party submits a given Annual Budget for which it is responsible, but the JSC does not formally approve such Annual Budget prior to the applicable calendar year, the last version of such Annual Budget submitted to the JSC shall be deemed to be the approved Annual Budget until the JSC formally approves an applicable Annual Budget (which shall then apply retroactively for the calendar year).

D.3.2 Preparation of Long Range Plan. In addition to the “Long Range Plan” reports (as set forth in the table in Section D.4.2), the JSC (or its designee) shall, at the JSC’s discretion, prepare a long range plan for TerGen that will include expected ranges of revenues, costs and expenses for TerGen over a multi-year period.

D.3.3 Use of Annual Budgets. Annual Budgets are for purposes of information, planning and guidance in operations. However, Operating Profits & Losses is calculated based on actual amounts. Reports of actual results compared to Annual Budgets for TerGen will be made and submitted to the JSC on a quarterly basis for the JSC’s approval of the reported amounts. Actual costs and expenses in excess of a material variance from a given Annual Budget will not be included in the calculation of Operating Profits & Losses, unless approved by the Party that is not the Lead Development Party or Lead Commercial Party (as the case may be) for such Annual Budget and such approval is documented in JSC meeting minutes. For purposes of this Section D.3.3, a “material variance” means a variance that is at least ten percent (10%) of the total costs and expenses in a given Annual Budget.

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Confidential

D.4. Reports and Exchange of Financial Information.

D.4.1 Reports. Reports of revenues, costs and expenses (as set forth in the table in Section D.4.2) must be on a Combination Product-by-Combination Product basis. Unless otherwise set forth, each report of actual results provided must include a calculation of the variance from the corresponding amount in the applicable Annual Budget. Reports also must include information from Sublicensees relevant to the calculation of Operating Profits & Losses. Unless otherwise agreed by the JSC, reports of Operating Profits & Losses shall be in the form of the Financial Schema. Determination of Operating Profits & Losses will be based on each Party’s respective financial information.

D.4.2 Exchange of Financial Information. Each Party is responsible for providing the other Party reports and information (as set forth in the table below) for activities for which it is responsible and costs it incurred and revenue obtained that is a category of Operating Profits & Losses. If the date indicated in the table below is not a business day, then submissions are due on the next business day. If a Party substantially or materially changes its internal reporting cycles and deadlines generally, the Parties shall revise the cycles and deadlines to reasonably accommodate such change. In the event that the Parties disagree as to revised cycles and deadlines, the Lead Development Party or Lead Commercial Party (as the case may be) for a given group of Indications shall determine the cycles and deadlines for reports for Combination Products for such Indications.

Party providing information	Report	Timing	Financial information included in report
Each Party responsible for Development or Commercialization	Forecasts	Calendar quarterly, 30 days prior to the start of each calendar quarter	Forecasts of Development Costs or Net Sales (as applicable) for upcoming calendar quarter and the remaining quarters of the calendar year

Each Party responsible for Development or Commercialization	Long Range Plan	Annually, 90 days prior to the start of each calendar year	Forecasts of Development Costs, Cost of Sales, Marketing Costs, Net Sales and Selling Costs (as applicable) for upcoming 5 calendar years

Each Party responsible for Development	Development Costs	Calendar quarterly, within 30 days after end of calendar quarter	Actual Development Costs* Variance from amount in Annual Budget (calendar quarterly and year to date)

Each Party responsible for Manufacturing	Cost of Sales	Calendar quarterly, within 30 days after end of calendar quarter	Actual Cost of Sales* Variance from amount in Annual Budget (calendar quarterly and year to date)

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Confidential

Party providing information	Report	Timing	Financial information included in report
Each Party responsible for Commercialization	Net Sales and Commercialization Costs	Calendar quarterly, within 30 days after end of calendar quarter	Actual Gross Sales* Actual Sales Returns and Allowances* Actual Sales Costs* Actual Marketing Costs* Variance from amount in Annual Budget (calendar quarterly and year to date)

*	Calendar quarterly reports may be based on estimates to the extent actual amounts of revenues, costs or expenses are not yet available. On an ongoing basis, the Parties shall reconcile actual amounts for prior periods with the estimated amounts used to provide earlier reports.

D.4.3 Operating Profits & Losses. After the end of each calendar quarter, the Booking Party for a given Combination Product shall prepare a statement of Operating Profits & Losses for that calendar quarter, using the reports provided by the Parties under Section D.4.2 and as such information may have been updated by either Party to reflect actual, rather than estimated, amounts. In the event a Booking Party for such Combination Product is not yet determined, (a) if only one Party is designated as a Lead Commercial Party for such Combination Product (i.e., one Party is the Lead Commercial Party for all Indications for such Combination Product), such Lead Commercial Party shall prepare such statement or (b) if each Party is designated as a Lead Commercial Party for such Combination Product (e.g., if Tercica is the Lead Commercial Party for the AGHD Indication and Genentech is the Lead Commercial Party for Other Indications), Tercica shall prepare such statement. Within sixty (60) days after the end of each calendar quarter, the Party that prepared such statement shall present it to the JSC, along with a statement of calendar quarterly and year-to-date variances from the applicable Annual Budget. Such statement is the basis of settlement payments under Section D.5, but subject to Section D.3.3.

D.5 Sharing of Operating Profits & Losses. If the Parties are sharing Operating Profits & Losses for Combination Products with respect to a given group of Indications as provided in Section 2.6, Genentech and Tercica agree to share such Operating Profits & Losses in the Territory as follows:

(a) Short Stature Indications. With respect to Short Stature Products for Short Stature Indications, Genentech shall be allocated [ * ] and Tercica shall be allocated [ * ] of such Operating Profits & Losses; provided, however, in the event of a Commercial Deciding Vote Election by Genentech, Genentech shall be allocated [ * ] and Tercica shall be allocated [ * ] of such Operating Profits & Losses up through and until the first Regulatory Approval is granted by the FDA for a Combination Product for any Indication.

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(b) AGHD Indication Without an Other Indication NDA Submission Notice. With respect to Non-Short Stature Products for the AGHD Indication, until such time as Genentech provides Tercica with an Other Indication NDA Submission Notice (if ever), Genentech shall be allocated [ * ] and Tercica shall be allocated [ * ] of such Operating Profits & Losses; provided, however, in the event of a Commercial Deciding Vote Election by Genentech, Genentech shall be allocated [ * ] and Tercica shall be allocated [ * ] of such Operating Profits & Losses up through and until the first Regulatory Approval is granted by the FDA for a Combination Product for any Indication.

(c) AGHD Indication With an Other Indications NDA Submission Notice. With respect to Non-Short Stature Products for the AGHD Indication, commencing at such time as Genentech provides Tercica with an Other Indication NDA Submission Notice (if ever), Genentech shall be allocated [ * ] and Tercica shall be allocated [ * ] of such Operating Profits & Losses.

(d) Other Indications. With respect to Non-Short Stature Products for Other Indications, Genentech shall be allocated [ * ] and Tercica shall be allocated [ * ] of such Operating Profits & Losses.

D.6 Settlement Payments between the Parties.

D.6.1 Payment. Within ninety (90) days after the end of each calendar quarter, the Parties shall make settlement payments based on their share of Operating Profits & Losses (in accordance with Section D.5) for each Combination Product. The actual amounts of the settlement payments made shall reflect the net amount owed by the Party making the payment. The amount of the settlement payment will reflect the amount of Operating Profits & Losses set forth in the then-current reports; where settlement payments are based on estimates, adjustments will be reflected in future reports.

D.6.2 Interest. In the event any payment is made more than thirty (30) days after such payment is due, the paying Party shall increase the amount otherwise due and payable by adding interest thereon, computed at the Interest Rate, commencing from the date such payment was due.

D.7 Audits and Interim Review. Each Party shall maintain records and permit audits as set forth in Section G.10 of Exhibit G.

D.8 Guidelines for Charging Costs. In the event that there is more than one Combination Product for a given Indication, the Parties will agree upon reasonable guidelines for determining amounts chargeable and allocable to each such Combination Product. In the event that there is more than one Indication for a given Combination Product at the time costs and expenses are incurred for such Combination Product, the Parties will agree upon reasonable guidelines for determining amounts chargeable and allocable to each such Indication.

D.9 Start of Operations and Effective Accounting Date Termination. Operation of TerGen will commence on the Genentech Opt-In Date. Except as otherwise agreed between the Parties, costs and expenses incurred prior to such date are not chargeable to TerGen (including Development Costs reimbursed to Tercica by Genentech under Section 2.5 of the Agreement). In the event of a Genentech Opt-Out, the operation of TerGen will cease as of the effective date of the Genentech Opt-Out.

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D.10 Change in Booking Party. Should the Booking Party for a given Combination Product change from one Party to the other Party, and either Party or its independent auditors determines that it is necessary to adjust its historical financial reporting, the Parties agree to provide all necessary financial information (to the extent not covered within reports under Section D.4.1) for the three (3) prior calendar years.

D.11 Consolidation of Tercica Financial Data. If, at any time during the term of the Agreement, compliance with any provision of this Agreement would, in Genentech’s reasonable opinion and with the concurrence of Genentech’s independent auditors, require Genentech to consolidate Tercica within Genentech’s financial statements in order to comply with GAAP, then upon Genentech’s request, Tercica shall provide to Genentech Tercica’s unaudited quarterly consolidated financial statements, prepared in accordance with GAAP (i.e., balance sheet, income statement and statement of cash flows) within ten (10) days after the end of each calendar quarter. In the event of any such consolidation, Genentech shall notify Tercica in writing and shall provide to Tercica such information as Tercica may require to comply with its accounting and reporting obligations under GAAP and any applicable law arising from any such consolidation.

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EXHIBIT E

PRESS RELEASE

Investor and Media Contact:

Fredrik Wiklund

Senior Director, Investor Relations &

Corporate Development

fredrik.wiklund@tercica.com

Tercica Announces Agreement with Genentech for Worldwide Growth Hormone and

IGF-1 Combination Product Development and Commercialization

—Combination Products for the Potential Treatment of Short Stature

and Adult Growth Hormone Deficiency—

—Tercica May Receive up to $53 Million in Equity Payments, Opt-in Payments,

R&D Reimbursement and Milestone Payments from Genentech—

—Pending FDA guidance, Tercica intends to initiate

Phase II Clinical Trials in 2008—

BRISBANE, Calif. (July 10, 2007) – Tercica, Inc. (Nasdaq:TRCA) today announced an agreement with Genentech, Inc. for the development, manufacture and worldwide commercialization of two products containing Genentech’s recombinant human growth hormone Nutropin AQ® (somatropin (rDNA origin)) and Tercica’s recombinant insulin-like growth factor-1 Increlex® (mecasermin (rDNA origin) injection) for the treatment of short stature, adult growth hormone deficiency (AGHD), and potentially other metabolic disorders. Nutropin AQ® and Increlex® were originally designed and formulated so that the therapies could be combined and potentially given as a single, daily injection.

Pending U.S. Food and Drug Administration guidance and timely IND acceptance, Tercica plans to initiate Phase II clinical development in 2008 of one combination product for patients with low IGF-1 levels and short stature not associated with growth hormone deficiency; and a second combination product for patients with AGHD.

“This collaboration allows us to embark on two new and exciting development programs that each have scientific merit,” said John A. Scarlett, M.D., Tercica’s President and Chief Executive Officer. “With demonstrated synergies in pre-clinical studies, the combination of rhGH and rhIGF-1 could have the potential for several important therapeutic benefits compared to either rhGH or rhIGF-1 monotherapy alone for the treatment of patients with short stature and AGHD and potentially other adult metabolic disorders. With our current cash position, equity sales associated with this agreement and possible collaboration for both programs through sublicensing of Tercica’s ex-U.S. rights, Tercica continues to have profitability in 2010 as a goal without additional equity financing unless needed to support additional new initiatives or strategic opportunities.”

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Terms of Agreement

Under the terms of the collaboration, Tercica may be eligible to receive a total of up to $53 million in equity payments, opt-in payments, research and development cost reimbursement, and milestone payments. In connection with the transaction, Genentech will purchase 708,591 shares of Tercica’s common stock for $4 million.

Tercica will fund and lead initial development efforts for both combination products. Genentech has certain rights to opt in to the development programs for both products. The opt-in rights remain open until completion of a Phase II clinical study for each product that is sufficient to enable a pivotal trial.

Upon exercise of any opt-in by Genentech, Genentech shall reimburse certain incurred research and development costs. Following such exercise by Genentech, a cost and profit share structure will take effect for all future development and commercial activities of both combination products, and Genentech will have certain commercialization rights, including the right to co-promote both combination products upon regulatory approval. If Genentech does not exercise any of its opt-in rights, then Tercica will have full development and commercialization rights to the combination products, and will owe Genentech royalties on worldwide sales.

Development of GH/IGF-1 Combination Product

About Increlex® (mecasermin (rDNA origin) injection)

The active ingredient of Increlex® is recombinant human insulin-like growth factor-1 (IGF-1). IGF-1 is the direct mediator of growth hormone’s (GH) effect on statural growth, and must be present for normal growth of bones and cartilage in children. In Primary IGFD, children’s serum IGF-1 levels are low, despite the presence of a normal or elevated GH level. Without adequate IGF-1, children cannot achieve normal height. In children with this disorder, low IGF-1 levels are due to growth hormone resistance associated with mutations in GH receptors, post-GH receptor signaling pathways, or to defects in IGF-1 gene expression. Increlex® has been marketed in the United States by Tercica since early 2006. Exclusive rights to develop and commercialize Increlex® were licensed to Ipsen in October 2006 for all regions of the world except the United States, Japan, Canada, Taiwan and certain countries of the Middle East and North Africa.

About Nutropin AQ® (somatropin (rDNA origin))

Nutropin AQ(R) (somatropin (rDNA origin) injection) is produced using recombinant DNA technology and has the same amino acid sequence as human growth hormone produced naturally in the human body. It is marketed as Nutropin AQ® in Austria, Denmark, Finland, France, Germany, Ireland, the Netherlands, Norway, Sweden, Portugal, Spain and the United Kingdom. Other regulatory reviews are underway in Europe and worldwide, excluding North America and Japan.

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Nutropin AQ® is supplied as 10 mg of sterile liquid somatropin per cartridge for exclusive use with the Nutropin AQ® Pen, a simple, convenient, easy-to-use device for subcutaneous injection. Nutropin AQ® is approved for the treatment of GHD in children and adults, for the long-term treatment of short stature in children with Turner syndrome, the treatment of growth failure in chronic renal insufficiency patients prior to transplantation and the long-term treatment of children with idiopathic (of unknown origin) short stature (ISS).

Potential of GH/IGF-1 Combination Product for Short Stature

One combination product will initially be studied in patients with low IGF-1 levels and short stature not associated with growth hormone deficiency, for example ISS. A potential cause of short stature in this group of patients could be a suboptimal IGF-1 secretion in response to growth hormone stimulation alone. Pre-clinical studies suggest that co-administration of GH and IGF-1 may increase specific growth responses greater than either therapy alone. Therefore, Tercica believes that treatment with a combination of both GH and IGF-1 may be superior to monotherapy of either component alone in a subpopulation of children with low IGF-1 and short stature not associated with growth hormone deficiency.

Potential of GH/IGF-1 Combination Product for AGHD

A second combination product will initially be studied in the AGHD population. These patients have abnormalities in body composition (e.g., increased body fat and reduced lean muscle mass). Preclinical studies have suggested that co-administration of GH and IGF-1 result in synergistic effects on these parameters. Tercica also believes that delivered together as a combination product, some of the negative effects of each individual component could potentially be mitigated by the positive effects of the other, especially their effects on glucose metabolism. Upon review of the clinical data in AGHD, Tercica and Genentech will evaluate the attractiveness of this combination product in treating other metabolic disorders.

Conference Call and Webcast Information

Tercica’s senior management team will host an investment community conference call tomorrow to discuss the collaboration with Genentech beginning at 9:00 a.m. EDT. To access the live teleconference, please dial (888) 803-8296 (U.S.) or (706) 634-1250 (international) and reference the conference ID# 6557103. To access the webcast, please go to the Events page on the Investors section of the Company’s Web site at www.tercica.com.

A telephone replay will be available approximately two hours after the call for 48 hours by dialing (800) 642-1687 from the U.S., or (706) 645-9291 for international callers and entering reservation number 6557103. A replay of the webcast will be available on the Company’s Web site for 21 days at www.tercica.com.

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About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and other metabolic disorders. For further information on Tercica, please visit www.tercica.com.

Safe Harbor Statement

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Tercica’s prospects and expectations, including without limitation, that Tercica: (A) may receive from Genentech up to $53 million in equity, opt-in and milestone payments and research and development cost reimbursement; (B) plans to initiate Phase II clinical development of the combination products in 2008 for both short stature and AGHD; (C) believes that treatment with a combination of both GH and IGF-1 may offer several important therapeutic benefits when compared with, and be superior to monotherapy in a subpopulation of children with low IGF-1 and short stature not associated with growth hormone deficiency, and for patients with AGHD; (D) believes that for patients with AGHD, delivered together as a combination product, some of the negative effects of each individual component could potentially be mitigated by the positive effects of the other, especially their effects on glucose metabolism; and (E) continues to have profitability as a goal in 2010 without the need for additional equity financing. Because Tercica’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties related to the following: (i) for (A) (C) (D) and (E) above, data from Tercica’s clinical trials of the combination products may not demonstrate sufficient efficacy or safety for either clinical development or commercial purposes or to enable Tercica to receive any financial remuneration, and Genentech may never opt-in; (ii) for (B) above, the FDA may have concerns or requirements that impede Tercica from beginning the Phase II clinical trials in 2008 or cause Tercica to stop all clinical development of the combination products; (iii) also for (E) above, Tercica’s internal projections for revenues and costs through 2010 may be incorrect or not actually achieved, Tercica may be unable to sublicense its ex-U.S. rights on financial terms that it projects, or at all, and Tercica may undertake new and costly initiatives or strategic opportunities; and (iv) for (A) - (E) above, the risks and uncertainties of drug development and others risks and uncertainties disclosed from time-to-time in reports filed by Tercica, including most recently Tercica’s Form 10-Q for the quarter ending March 31, 2007 filed with the SEC on May 4, 2007. Tercica disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

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EXHIBIT F

{INTENTIONALLY OMITTED}

F-1

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EXHIBIT G

PAYMENTS, EQUITY ISSUANCES AND ROYALTIES

G.1 Payments and Equity Issuances.

(a) Initial Equity Investment.

(i) Within thirty (30) days after the Effective Date, Genentech shall purchase from Tercica, and Tercica shall issue to Genentech, that number of shares of Tercica’s common stock equal to four million dollars ($4,000,000) divided by the Fair Market Value on the trading date immediately prior to the Execution Date, rounded down to the nearest whole share, at a price per share equal to the Fair Market Value on the trading date immediately prior to the Execution Date (for purposes of this Section G.1, (the “Initial Equity Investment”).

(ii) For Purposes of this Section G.1, “Fair Market Value” means the average of the closing prices of Tercica’s common stock on the Nasdaq Global Market, or such other exchange or market as it then the principal market or exchange on which Tercica’s common stock is traded, for the twenty (20) trading days ending on the applicable reference date.

(iii) Notwithstanding Section G.1(a)(i), if the Fair Market Value on the trading date immediately prior to the Execution Date is less than $4.75 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), then (A) the Initial Equity Investment shall be at Tercica’s option, exercisable in its sole discretion by sending notice of a purchase request to Genentech within fifteen (15) business days after the Effective Date and (B) the total number of shares of Tercica’s common stock to be purchased and sold pursuant to this Section G.1(a) shall be 842,105 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). In the event of a purchase request pursuant to the Section G.1(a)(iii), Genentech shall purchase, and Tercica shall issue to Genentech, within thirty (30) business days after receiving notice of such purchase request from Tercica, 842,105 shares of Tercica’s common stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) at a price per share equal to the Fair Market Value on the trading date immediately prior to the Execution Date.

(b) Second Option Equity Investment.

(i) For purposes of this Section G.1(b), the “Expiration of the First Option” shall occur (only once) on the later of (A) the last day of the First Option Notice Period for Short Stature or (B) the last day of the First Option Notice Period for AGHD/Other, in each case, including any extensions. If Genentech does not exercise its First Option (as provided under Section 2.2(b)), Genentech may acquire a Second Option by (A) providing notice to Tercica of Genentech’s desire to acquire the Second Option and (for purposes of this Section G.1(b), the “Second Option Notice”) and (B) subject to Section G.1(b)(iii), making an additional equity investment within thirty (30) days of the Expiration of the First Option (“Second Option Equity Investment”). In order to assist Genentech in determining whether to acquire a Second Option, Tercica agrees that it shall deliver to Genentech an updated Disclosure Schedule within ten (10) business days after a written request by Genentech therefor, which such

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request shall be made by Genentech prior to providing the Second Option Notice to Tercica. For purposes of this Section G.1, “Disclosure Schedule” shall have the meaning ascribed to it in the Purchase Agreement (as defined in Section G.1(d)).

(ii) For the Second Option Equity Investment, Genentech shall purchase from Tercica, and Tercica shall issue to Genentech, that number of shares of Tercica’s common stock equal to four million dollars ($4,000,000) divided by the Fair Market Value on the trading date immediately prior to the date of the Expiration of the First Option, rounded down to the nearest whole share, at a price per share equal to the Fair Market Value on the trading date immediately prior to the date of the Expiration of the First Option.

(iii) Notwithstanding Sections G.1(b)(i) and (ii), if the Fair Market Value on the trading date immediately prior to the date of the Expiration of the First Option is less than $4.75 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), then (A) the Second Option Equity Investment shall be at Tercica’s option, exercisable in its sole discretion by sending notice of a purchase request to Genentech within fifteen (15) business days after receiving the Second option Notice and (B) the total number of shares of Tercica’s common stock to be purchased and sold pursuant to this Section G.1(b) shall be 842,105 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). In the event of a purchase request pursuant to this Section G.1(b)(iii), Genentech shall purchase, and Tercica shall issue to Genentech, within thirty (30) business days after receiving notice of such purchase request from Tercica, 842,105 shares of Tercica’s common stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) at a price per share equal to the Fair Market Value on the trading date immediately prior to the date of the Expiration of the First Option. For clarity, if Genentech provides the Second Option Notice to Tercica and Tercica does not make a timely purchase request, Genentech shall acquire the Second Option without making the Second Option Equity Investment.

(c) Milestone Payment and Equity Issuance.

(i) For purposes of this Section G.1(c), “Milestone Event Date” means the effective date of the first (and only the first) Regulatory Approval by the FDA of a Non-Short Stature Product in an Other Indication. In the event that Genentech Opts-In, unless either Genentech Opted-Out or Tercica Opted-Out prior to the Milestone Event Date, (A) Genentech shall pay to Tercica a milestone payment of [ * ] and (B) within thirty (30) business days of receiving notice of a purchase request from Tercica (which request Tercica may or may not make on or after the Milestone Event Date, in its sole discretion, by sending notice to Genentech within fifteen (15) business days of the Milestone Event Date), Genentech shall purchase from Tercica, and Tercica shall issue to Genentech, that number of shares of Tercica’s common stock equal to five million dollars ($5,000,000), divided by the Fair Market Value on the trading date immediately prior to the Milestone Event Date, rounded down to the nearest whole share, at a price per share equal to the Fair Market Value on the trading date immediately prior to the Milestone Event Date. For clarity, in the absence of a Genentech Opt-In, or if either Genentech Opted-Out or Tercica Opted-Out prior to the Milestone Event Date, Genentech shall be relieved of any obligations under this Section G.1(c).

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(ii) Notwithstanding Section G.1(c)(i), if the Fair Market Value on the trading date immediately prior to the Milestone Event Date is less than $4.75 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), then the total number of shares of Tercica’s common stock to be purchased and sold pursuant to this Section G.1(c) shall be 1,052,632 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), which such shares shall be purchased at a price per share equal to the Fair Market Value on the trading date immediately prior to the Milestone Event Date.

(d) Stock Purchase Agreement. Any purchase of Tercica’s common stock by Genentech, and any sale of Tercica’s common stock by Tercica, as set forth in this Section G.1, shall be made pursuant to that certain Common Stock Purchase Agreement by and between Tercica and Genentech of even date herewith (for purposes of this Section G.1, the “Purchase Agreement”). In the event of any conflict, inconsistency or incongruity between any provision of this Section G.1 and any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and control. Any diligence documents provided by Tercica to Genentech in connection with negotiating and executing such Purchase Agreement, and any Disclosure Schedules provided to Genentech pursuant thereto or this Section G.1, shall be Tercica’s Confidential Information under this Agreement.

G.2 Royalties Payable to Genentech.

(a) Expiration of Genentech’s Options. Unless and until Genentech Opts-In, Tercica shall pay to Genentech a royalty of [ * ] of Net Sales of all Combination Products for all Indications in the Territory, for the royalty term set forth in Section G.8.

(b) Genentech Opt-Out. In the event of a Genentech Opt-Out, following such Genentech Opt-Out, (and any relevant Transition Period(s)), Tercica shall pay to Genentech a royalty of [ * ] of Net Sales of all Combination Products for all Indications in the Territory, for the royalty term set forth in Section G.8.

G.3 Royalties Payable to Tercica.

(a) Tercica Opt-Out Before Phase II. In the event of a Tercica Opt-Out that occurs before the Completion of the first Phase II Clinical Trial of a Non-Short Stature Product in the AGHD Indication or an Other Indication, following such Tercica Opt-Out (and any relevant Transition Period), Genentech shall pay to Tercica a royalty of [ * ] of Net Sales of all Non-Short Stature Products for the AGHD Indication and Other Indications in the Territory, for the royalty term set forth in Section G.8. For purposes of this Section G.3, the “Completion” of a clinical trial means that there has been a database lock of the data from such clinical trial.

(b) Tercica Opt-Out After Phase II. In the event of a Tercica Opt-Out that occurs after the Completion of the first Phase II Clinical Trial of a Non-Short Stature Product in the AGHD Indication or an Other Indication, following such Tercica Opt-Out, (and any relevant Transition Period), Genentech shall pay to Tercica a royalty of [ * ] of Net Sales of all Non-Short Stature Products for the AGHD Indication and Other Indications in the Territory, for the royalty term set forth in Section G.8.

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G.4 Royalties Payable to Third Parties. With respect to each Combination Product sold by a Party for an Indication on which sale a royalty payment is owed to the other Party under Section G.2 or G.3, the selling Party shall be responsible for paying any Third Party Royalties owed with respect to such sale. For all sales for which Third Party Royalties are due to Third Parties and to a Party under Section G.2 or G.3, the royalty payments due on Net Sales under Section G.2 or G.3 shall be reduced by [ * ] of the amount of the Third Party Royalties payable to such Third Parties with respect to such sales; provided, however, in no event shall the royalty payments due under Section G.2 or G.3 be reduced to less than [ * ] of the royalty payments that would otherwise be due.

G.5 Single Royalty per Combination Product. Royalties under Sections G.2 and G.3 shall be payable upon a sale of a Combination Product (in finished form for end use) by a Party, its Affiliates and/or its Sublicensees to a Third Party and not upon a sale by and between a Party, its Affiliates and/or its Sublicensees.

G.6 Royalty Payments. Royalties payable under Section G.2 or G.3 shall be paid on a quarterly basis, within forty-five (45) days following the end of each calendar quarter, based upon the Net Sales of a Combination Product during such calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of such Combination Product is made for the applicable Indication. Royalties shall be calculated in accordance with GAAP and with the terms of this Agreement. In the event any payment is made more than thirty (30) days after such payment is due, the amount otherwise due and payable shall be increased by the addition of interest thereon, computed at the Interest Rate.

G.7 Royalty Reports. Each royalty payment under Section G.2 or G.3 shall be accompanied by a report showing (a) Gross Sales and Net Sales; (b) the number of units of Combination Products sold during the applicable calendar quarter; and (c) the amount of royalties due on such Net Sales.

G.8 Term of Royalty Obligations.

(a) For purposes of Section G.8(b) only, “covers” means that the Manufacture, use, sale, offer for sale or import of a Combination Product would infringe a Valid Claim in a (i) Joint Patent, in all cases; (ii) Genentech Patent, if royalties are due to Genentech under Section G.2; or (iii) Tercica Patent, if royalties are due to Tercica under Section G.3, in each case, in the absence of a grant of rights under such Patent in the country of sale, on the date of sale; provided, however, any Combination Product not Manufactured in the country of sale shall be deemed to have been Manufactured in such country.

(b) With respect to each Combination Product, on a country-by-country basis, the obligation to pay royalties due under Section G.2 or G.3 shall terminate in a particular country on the later to occur of (i) the eleventh (11th) anniversary of the First Commercial Sale of such Combination Product in such country and (ii) the expiration date of the last-to-expire Valid Claim that covers such Combination Product in such country.

(c) Upon the expiration of the royalty term for a given Combination Product in a particular country in accordance with Section G.8(a), any applicable license grant(s) under Article 6 shall survive with respect to such Combination Product in such country and shall automatically become fully paid-up and irrevocable.

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G.9 Currency of Payments; Mode of Payment.

(a) All payments to be made under this Agreement shall be made in United States dollars, unless otherwise expressly provided. Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in United States dollars using the conversion rate reported by Reuters Ltd. on for the last day of the calendar quarter for which such payment is being determined. All references in this Agreement to “dollars” or “$” means the legal currency of the United States.

(b) All payments to Tercica or Genentech under this Agreement (including those made pursuant to the Financial Appendix) shall be made by wire transfer in United States dollars in accordance with such instructions as the receiving Party may from time to time provide in writing to the paying Party. Payments shall be free and clear of any taxes (other than withholding and other taxes imposed on the receiving Party), fees or charges.

G.10 Records Retention; Audit.

(a) Each Party shall keep (and shall ensure that its Affiliates and Sublicensees shall keep), for a period of three (3) years, original records kept in the ordinary course of business, in sufficient detail to enable the verification of the reports and other information provided to the other Party as the basis of the following payments (as applicable): (i) initial Development Costs reimbursement payment made by Genentech under Section 2.5(a); (ii) royalty payments made by a Party under Section G.2 or G.3; and/or (iii) Operating Profits & Losses settlement payments made by a Party under Section D.6 of the Financial Appendix (including all components of the Financial Schema).

(b) Upon the written request of a Party (as the “auditing Party”), but not more than once in each calendar year, the other Party (as the “audited Party”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the auditing Party, and reasonably acceptable to audited Party, at the auditing Party’s expense, to have access during normal business hours, and upon reasonable prior notice, to those original records of the audited Party kept under Section G.10(a) as may be reasonably necessary to verify any reports and other information provided as the basis of any of the payments specified in Section G.10(a), in each case, for any calendar year ending not more than twenty-four (24) months prior to the date of such request. For purposes of this Section G.10, any such payments that are audited under this Section G.10(b) shall be referred to as “Audited Payments.” Any information provided by such accounting firm to the auditing Party shall be limited to the numerical summary of payments due and paid.

(c) If such accounting firm concludes that either Party owes a net correcting payment as a result of the audit (i.e., net payment due for all Audited Payments for the period audited), such Party shall make such correcting payment (except to the extent such Party reasonably disputes such payment), with interest from January 1st of the year after the last audited calendar year computed at the Interest Rate, within sixty (60) days after the date on

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

which such accounting firm’s written report is delivered to the audited Party. Any disputes related to the Audited Payments shall be subject to the dispute resolution provisions of Article 15. If such correcting payment is greater than five percent (5%) of the total correct amounts (i.e., all correct amounts of Audited Payments for the period audited), the audited Party shall reimburse the auditing Party for all reasonable audit costs.

(d) The auditing Party shall treat all information subject to review or received from such accounting firm under this Section G.10 as the Confidential Information of the audited Party and shall cause its accounting firm to enter into a confidentiality agreement with the audited Party (that is acceptable to the audited Party) obligating such accounting firm to retain all such financial information in confidence.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.